EXHIBIT 2.1
                                                                     -----------





                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 18, 2007

                                  BY AND AMONG

                             MCCLENDON CORPORATION,
                                 AS THE COMPANY

                         THE STOCKHOLDERS PARTY HERETO,
                           AS THE SELLING STOCKHOLDERS


                          L-1 IDENTITY SOLUTIONS, INC.,
                                  AS THE PARENT


                    L-1 IDENTITY SOLUTIONS OPERATING COMPANY,
                                AS THE MERGER SUB

                                       AND

                                   PATTY HARDT
                         AS STOCKHOLDERS' REPRESENTATIVE




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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----


ARTICLE 1   THE TRANSACTIONS; CLOSING........................................2

      1.1   Reverse Merger...................................................2

      1.2   Closing..........................................................2

      1.3   Effective Time of Reverse Merger.................................2

      1.4   Effects of Reverse Merger........................................3

      1.5   Certificate of Incorporation and Bylaws..........................3

      1.6   Board of Directors and Officers..................................3

      1.7   Cancellation of Holdings Shares; Merger Consideration
            Payable at Closing...............................................3

      1.8   Determination of Closing Merger Consideration....................8

      1.9   Escrow...........................................................9

      1.10  Withholding Rights...............................................9

      1.11  Subsequent Merger................................................9

ARTICLE 2   REPRESENTATIONS AND WARRANTIES CONCERNING THE
            SELLING STOCKHOLDERS............................................10

      2.1   Title; Authority................................................10

      2.2   No Conflict.....................................................11

      2.3   Validity and Enforceability.....................................11

      2.4   Litigation......................................................11

      2.5   Investment Representations......................................11

ARTICLE 3   REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY...........13

      3.1   Organization, Power and Standing................................13

      3.2   Subsidiaries....................................................13


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      3.3   Foreign Qualifications..........................................14

      3.4   Due Authorization; No-Conflict..................................14

      3.5   Validity and Enforceability.....................................15

      3.6   Capitalization..................................................15

      3.7   Financial Information...........................................16

      3.8   No Material Adverse Effects.....................................17

      3.9   Material Contracts..............................................17

      3.10  Government Contracts............................................19

      3.11  Real Property...................................................22

      3.12  Personal Property and Assets....................................23

      3.13  Intellectual Property...........................................24

      3.14  Accounts and Notes Receivable...................................26

      3.15  Warranty Claims.................................................26

      3.16  Business Relationships..........................................27

      3.17  Regulatory and Legal Compliance.................................27

      3.18  Licenses and Permits............................................27

      3.19  Tax Matters.....................................................28

      3.20  Litigation......................................................29

      3.21  Employees and Compensation......................................30

      3.22  ERISA; Compensation and Benefit Plans...........................30

      3.23  Environmental Matters...........................................32

      3.24  Insurance.......................................................33

      3.25  Affiliate Transactions..........................................33

      3.26  Absence of Material Undisclosed Liabilities.....................34

      3.27  Brokers.........................................................34


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      3.28  Export Controls.................................................34

      3.29  Certain Payments................................................34

      3.30  Purchase Commitments............................................34

      3.31  Corporate Records...............................................35

      3.32  Banks; Power of Attorney........................................35

      3.33  Stockholders' Representative....................................35

      3.34  Disclaimer of Other Representations and Warranties..............36

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF THE PARENT....................36

      4.1   Organization and Authority; Consents; No-Conflict...............36

      4.2   Validity and Enforceability.....................................37

      4.3   Litigation......................................................37

      4.4   Brokers.........................................................38

      4.5   Financial Ability...............................................38

      4.6   Equity Consideration............................................38

      4.7   Financial Statements............................................38

      4.8   Parent SEC Reports..............................................38

      4.9   Tax Effect......................................................38

      4.10  Disclaimer of Other Representations and Warranties..............38

ARTICLE 5   COVENANTS OF THE COMPANY, THE SELLING  STOCKHOLDERS AND
            HOLDINGS........................................................39

      5.1   Conduct of the Business.........................................39

      5.2   Access..........................................................43

      5.3   Efforts; Cooperation............................................43

      5.4   Financial Statements............................................44

      5.5   Nonsolicitation.................................................44


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      5.6   Confidentiality.................................................45

      5.7   Noncompetition..................................................45

      5.8   Injunctive Relief...............................................46

      5.9   Reasonable Restrictions.........................................46

      5.10  Company Intellectual Property...................................47

      5.11  General Release.................................................47

      5.12  Sale Bonus Plan; Key Employee Noncompetition Agreements.........47

      5.13  Notice of Certain Events........................................47

      5.14  Employees and Benefit Plans.....................................48

      5.15  Registration Rights.............................................48

      5.16  Approvals.......................................................49

      5.17  Holdings Joinder Agreement......................................50

      5.18  Change of Name Agreements.......................................50

      5.19  Key Solutions Disposition.......................................50

ARTICLE 6   COVENANTS OF THE PARENT.........................................50

      6.1   Representations and Warranties..................................50

      6.2   Efforts.........................................................50

      6.3   Confidentiality and Non-Solicitation............................50

      6.4   Compliance with Rule 144........................................51

      6.5   Approvals.......................................................51

      6.6   Acquisition Sub Joinder.........................................51

      6.7   Subsequent Merger...............................................52

ARTICLE 7   TAX COVENANTS...................................................52

      7.1   Consistent Tax Reporting........................................52

      7.2   Tax Periods Ending on or Before the Closing Date................52


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      7.3   Tax Periods Beginning Before and Ending After the Closing Date..52

      7.4   Tax Allocation..................................................53

      7.5   Cooperation on Tax Matters......................................53

      7.6   Control of Audits...............................................54

      7.7   Amended Returns.................................................55

      7.8   Refunds and Tax Benefits........................................55

      7.9   Certain Taxes...................................................55

      7.10  Tax Treatment...................................................55

ARTICLE 8   CONDITIONS TO CLOSING...........................................56

      8.1   Conditions to Obligations of the Parent.........................56

      8.2   Conditions to Obligations of the Company and the
            Selling Stockholders............................................59

ARTICLE 9   TERMINATION.....................................................61

      9.1   Termination.....................................................61

      9.2   Effect of Termination...........................................62

ARTICLE 10  SURVIVAL; INDEMNIFICATION.......................................63

      10.1  Survival........................................................63

      10.2  Indemnification Limits..........................................64

      10.3  Indemnification by the Selling Stockholders.....................64

      10.4  Indemnification by the Parent...................................66

      10.5  Procedures for Indemnification..................................66

      10.6  Escrow Agreement................................................67

      10.7  Adjustment to Purchase Price....................................67

      10.8  Limitations on Remedies.........................................67

      10.9  Calculation of Amount, Claims and Losses........................68

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ARTICLE 11 MISCELLANEOUS....................................................68

      11.1  Notices.........................................................68

      11.2  Severability and Governing Law; Forum...........................69

      11.3  Amendments, Waivers.............................................70

      11.4  Expenses........................................................70

      11.5  Successors and Assigns..........................................70

      11.6  Entire Agreement................................................70

      11.7  Counterparts....................................................71

      11.8  Headings........................................................71

      11.9  Further Assurances..............................................71

      11.10 Third Party Beneficiaries.......................................71

      11.11 No Strict Construction..........................................71

      11.12 Publicity.......................................................71

      11.13 Schedules and Exhibits..........................................71

      11.14 Waiver of Jury Trial............................................71

      11.15 Exclusive Agent for Selling Stockholders........................72

      11.16 Rights and Remedies.............................................75

      11.17 Knowledge.......................................................75

      11.18 Construction....................................................75

      11.19 Waiver by Certain Stockholders..................................75

ARTICLE 12 DEFINITIONS......................................................76






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            AGREEMENT AND PLAN OF MERGERThis Agreement and Plan of Merger (this
"Agreement") is entered into as of June 18, 2007 by and among McClendon Corporation, a Virginia corporation (the "Company"), Doyle McClendon, Mary McClendon, George McClendon, Patty Hardt, The Fairfax Supporting Organization and The Arlington Supporting Organization (each, a "Selling Stockholder" and together, the "Selling Stockholders"), L-1 Identity Solutions, Inc. (formerly known as L-1 Holding Co.), a Delaware corporation (the "Parent"), L-1 Identity Solutions Operating Company, a Delaware corporation ("Merger Sub"), and Patty Hardt, solely in her capacity as the Stockholders' Representative (as hereinafter defined).

                                  INTRODUCTION

            WHEREAS, the Selling Stockholders own all of the outstanding shares of common stock, $1.00 par value per share (the "Shares"), of the Company, which constitute all of the issued and outstanding shares of capital stock of the Company.

            WHEREAS, the Selling Stockholders will effect the following transactions prior to the Closing (as hereinafter defined): (a) the Selling Stockholders shall contribute all of their Shares to a newly-formed Delaware corporation ("Holdings"), (b) Holdings shall elect to be treated as an "S corporation" as provided in Section 1362(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (c) Holdings shall cause the Company to adopt, approve and file a plan of entity conversion in accordance with Section 13.1-722.9 of the Code of Virginia pursuant to which the Company will become a limited liability company, (the transactions described in clauses (a) through (c), the "Pre-Closing Reorganization") and (d) the Selling Stockholders shall form a newly-formed entity (the "Sellers Continuing Entity") whose ownership and beneficial interests will be owned by the Selling Stockholders in the same proportion as their ownership interests in Holdings, which entity shall assume certain obligations of the Company and the Selling Stockholders under the terms of this Agreement, including the Sale Bonus Plan (such transaction, with the Pre-Closing Reorganization, the "Pre-Closing Transactions").

            WHEREAS, the Selling Stockholders and the Company hereby adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g) with respect to the Pre-Closing Reorganization pursuant to which the Pre-Closing Reorganization is to be treated as a reorganization under Section 368(a)(1)(F) of the Code.

            WHEREAS, upon completion of the Pre-Closing Transactions, the Selling Stockholders will own all of the issued and outstanding shares of Holdings (the "Holdings Shares"), and Holdings will own all of the issued and outstanding membership interests in the Company (the "Company Membership Interests").

            WHEREAS, the Parent owns all of the issued and outstanding shares of capital stock of Merger Sub.

            WHEREAS, the Parent will create a newly formed Delaware corporation ("Acquisition Sub"), of which Parent will own all of the issued and outstanding shares of capital stock.



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            WHEREAS, the Selling Stockholders wish to cause Holdings to be merged with Acquisition Sub and the Parent wishes to cause Acquisition Sub to be merged with and into Holdings (the "Reverse Merger"), with Holdings surviving the Reverse Merger (the "Reverse Merger Surviving Corporation").

            WHEREAS, immediately following the Reverse Merger, Parent will cause the Reverse Merger Surviving Corporation to merge with and into Merger Sub with Merger Sub surviving the Subsequent Merger (the "Subsequent Merger Surviving Corporation").

            WHEREAS, the Pre-Closing Transactions, the Reverse Merger, the Subsequent Merger and the other transactions contemplated hereby or by the other Transaction Documents are sometimes collectively referred to herein as the "Transactions."

            WHEREAS, the parties hereby adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g) with respect to the Reverse Merger and the Subsequent Merger pursuant to which the Reverse Merger and the Subsequent Merger, taken together, will be treated as a reorganization under Section 368(a)(2)(D) of the Code.

            An index of defined terms used herein is set forth in Article 12.

            NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                            THE TRANSACTIONS; CLOSING

            1.1 REVERSE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, Holdings will merge with Acquisition Sub at the Effective Time. At the Effective Time, the separate corporate existence of Acquisition Sub will terminate. Holdings will be the Reverse Merger Surviving Corporation and will continue its existence under the laws of the State of Delaware.

            1.2 CLOSING. The closing of the Reverse Merger and the other transactions contemplated hereby shall take place at a closing (the "Closing") to be held at the offices of Sheppard, Mullin, Richter & Hampton LLP located at 1300 I Street, N.W., Washington, D.C. 20005 (or such other place or in such other manner as the parties may agree) on the date that is five (5) Business Days after the satisfaction or waiver of the conditions to Closing specified in
Article 8, or on such other date as agreed to in writing by the Company and the Parent (the "Closing Date").

            1.3 EFFECTIVE TIME OF REVERSE MERGER. Subject to the provisions of this Agreement, in connection with the Closing, Holdings and Acquisition Sub will duly execute and deliver a certificate of merger substantially in the form attached hereto as Exhibit 1.3 (the "Certificate of Merger") to the Delaware Secretary of State. The parties will make all other filings or recordings required under the Delaware General Corporation Law (as amended from time to



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time, the "DGCL"), and the Reverse Merger will become effective when the
Certificate of Merger is filed in the office of the Delaware Secretary of State, or at such later date or time as the parties agree and specify in the Certificate of Merger (the time the Reverse Merger becomes effective being the "Effective Time").

            1.4 EFFECTS OF REVERSE MERGER. The Reverse Merger will have the effects prescribed by the DGCL and other applicable law.

            1.5   CERTIFICATE OF INCORPORATION AND BYLAWS.

                  (a) The certificate of incorporation of Acquisition Sub, as in effect immediately before the Effective Time, will be the certificate of incorporation of the Reverse Merger Surviving Corporation as of the Effective Time, except that the name of the corporation set forth in such certificate of incorporation shall be changed to the name of Holdings by due action on the part of the Parent, as the sole stockholder of the Reverse Merger Surviving Corporation.

                  (b) The bylaws of Acquisition Sub, as in effect immediately before the Effective Time, will be the bylaws of the Reverse Merger Surviving Corporation as of the Effective Time, except that the name of the corporation set forth in such bylaws shall be changed to the name of Holdings, by due action on the part of the Reverse Merger Surviving Corporation's board of directors.

            1.6   BOARD OF DIRECTORS AND OFFICERS.

                  (a) The directors of Acquisition Sub immediately prior to the Effective Time shall be the directors of the Reverse Merger Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  (b) The officers of Acquisition Sub immediately prior to the Effective Time shall be the officers of the Reverse Merger Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            1.7 CANCELLATION OF HOLDINGS SHARES; MERGER CONSIDERATION PAYABLE AT CLOSING.

                  (a) CONVERSION OR CANCELLATION OF HOLDINGS' SHARES. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Reverse Merger and without any action on the part of any Selling
Stockholder:

                        (i) HOLDINGS SHARES. All Holdings Shares issued and outstanding immediately prior to the Effective Time shall become, and be converted into and constitute, the right to receive the Closing Merger Consideration in accordance with this Article 1.



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                        (ii)  ACQUISITION SUB CAPITAL STOCK. Each issued and
            outstanding share of capital stock of Acquisition Sub immediately prior to the Effective Time shall be converted into and become one
            (1) fully paid and non-assessable share of common stock of the Reverse Merger Surviving Corporation.

                        (iii) RIGHTS OF SELLING STOCKHOLDERS IN HOLDINGS SHARES.
            At the Effective Time, the Holdings Shares shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor except as provided in this Article 1, and the Selling Stockholders shall cease to be, and shall have no further rights as, stockholders of Holdings other than the right to receive the consideration provided under this Article 1. After the Effective Time, there shall be no transfers on the stock transfer books of Holdings or the Reverse Merger Surviving Corporation of Holdings Shares.

                        (iv) FRACTIONAL SHARES. Cash shall be paid in lieu of fractional shares of Parent Common Stock in an amount calculated pursuant to Section 1.7(b) and in accordance with Schedule 1.7(b)(i).

                  (b) CONSIDERATION AT CLOSING. At the Closing, upon the surrender of certificates (or a duly executed affidavit in a form satisfactory to Parent in lieu thereof in the case of lost, stolen or destroyed certificates) representing all of the Holdings Shares to the Parent, the Parent will make or cause to be made the following distributions and payments of the Estimated Closing Merger Consideration:

                        (i) the Parent will issue and deliver to the Selling Stockholders in the proportions set forth opposite such Selling Stockholder's name set forth on Schedule 1.7(b)(i), duly executed stock certificates representing a number of shares of Parent Common Stock equal to (x) $33,000,000, divided by (y) the average closing sales price of Parent Common Stock for the twenty (20) trading days prior to the Closing Date (the "Equity Consideration"); provided, such stock certificates shall bear the restrictive legends set forth in Section 2.5(j);

                        (ii) the Parent will make the following payments of the cash portion of the Estimated Closing Merger Consideration by wire transfer of immediately available funds in accordance with such wire instructions set forth on Schedule 1.7(d)(iii):

                              A. an amount equal to the outstanding Indebtedness
                        to the respective holders thereof (to the extent not previously paid off by the Selling Stockholders or the Company);

                              B. an amount equal to the Transaction Expenses
                        (other than the Transaction Expenses with respect to the Sale Bonus Plan) to the respective payees thereof (to the extent not previously paid by the Selling Stockholders or the Company);



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                              C. an amount equal to $1,680,275.41 (the "Initial
                        Sale Bonus Amount") to the Company to be disbursed on the Closing Date to the beneficiaries of the Sale Bonus Plan in accordance with the terms of the Sale Bonus Plan; provided that, if the Selling Stockholders or the Company elect to pay the Initial Sale Bonus Amount prior to Closing, the Parent shall make such payment to the Company or the Selling Stockholders, as the case may be, as reimbursement of such amount; provided, further, that, for the avoidance of doubt, if the Company elects to increase its Indebtedness by the Initial Sale Bonus Amount in order to make the disbursement to the beneficiaries prior to Closing, then the payment made by Parent pursuant to this sub-paragraph (C) shall be applied, without duplication, to the holders of the outstanding Indebtedness of the Company as contemplated by Section 1.7(b)(ii)(A);

                              D. an amount equal to the balance of the amounts
                        payable after the Closing Date under the Sale Bonus Plan to the Sellers Continuing Entity to be disbursed by the Sellers Continuing Entity in accordance with the terms of the Sale Bonus Plan;

                              E. an amount equal to the Escrow Amount to the
                        Escrow Agent; and

                              F. an amount equal to the Indemnification Expense
                        Cash Amount to the Stockholders' Escrow Account held by the Stockholders' Representative for the account of the Selling Stockholders;

                        (iii) the Parent will disburse the balance of the cash
            portion of Estimated Closing Merger Consideration remaining after the disbursements and payments in items (i) and (ii) above to the Selling Stockholders. For the avoidance of doubt, the payments in item (ii) shall all be made using the cash portion of the proceeds of the Estimated Closing Merger Consideration and shall reduce the Estimated Closing Merger Consideration otherwise payable to the Selling Stockholders. In no event shall the aggregate payments made pursuant to this Section 1.7(b) (including the Equity Consideration, which the Selling Stockholders and Parent agree shall be valued at $33,000,000) exceed the Estimated Closing Merger Consideration.

                  (c) CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

            "Base Merger Consideration" means $66,000,000, consisting of (i) $33,000,000 in cash, and (ii) the Equity Consideration.

            "Base Working Capital" means $3,199,455 as determined in accordance with Schedule 1.7(c)(i).



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            "Business Day" means any day of the year on which national banking institutions in New York City are open to the public for conducting business and are not required or authorized to close.

            "Closing Merger Consideration" means the sum of the Base Merger Consideration, plus the amount, if any, by which the Closing Working Capital exceeds the Base Working Capital or minus the amount, if any, by which the Closing Working Capital is less than the Base Working Capital, all as finally determined in accordance with Section 1.8 less all Indebtedness and Transaction Expenses paid by or behalf of the Company or the Selling Stockholders at the Closing.

            "Closing Working Capital" means (i) the consolidated cash and cash equivalents, accounts receivable, prepaid expenses and all other current assets of the Company (but excluding the amount equal to any cash or other current assets of the Company received in connection with the transfer of the Aspen Lake Contract in accordance with Section 5.1(a)(x)) as of immediately prior to the Closing (net of all applicable reserves), minus (ii) the consolidated liabilities of the Company as of immediately prior to the Closing, excluding for this purpose all Indebtedness and Transaction Expenses paid by or on behalf of the Company and the Selling Stockholders at the Closing. The Closing Working Capital shall be determined in a manner consistent with the Company's past accounting principles, methods, practices and conventions and calculated in accordance with Schedule 1.7(c)(i); provided, that the Closing Working Capital shall in all events be determined in accordance with GAAP consistently applied by the Company, except as otherwise set forth on Schedule 1.7(c)(i).

            "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, commitment, work order, task order, statement of work or other arrangement, whether, express or implied, written or oral.

            "Escrow Amount" means $3,300,000, which will be deposited at the Closing with the Escrow Agent pursuant to the Escrow Agreement.

            "Escrow Agent" means Computershare Trust Company, N.A.

            "Escrow Agreement" means the Escrow Agreement among the Parent, the Stockholders' Representative and the Escrow Agent, in substantially the form of
Exhibit 1.7(d)(ii).

            "Estimated Closing Merger Consideration" means the estimate of the Closing Merger Consideration set forth on the Estimated Closing Merger Consideration Certificate.

            "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

            "Indebtedness" means with respect to the Company (i) all principal, interest, fees, prepayment and redemption premiums or penalties, expenses and other obligations or amounts in respect of borrowed money, notes, bonds, debentures and other debt securities, interest rate, currency or other hedging


                                      -6-
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arrangements, letters of credit or similar extensions of credit, and/or installment purchases incurred by the Company prior to the Closing, or required to be paid in order to discharge fully all such amounts as of the Closing (other than capital leases and trade payables not overdue by more than ninety (90) days and incurred in the ordinary course of business); (ii) all obligations of the type referred to in clause (i) for the payment of which the Company is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (iii) all obligations of the type referred to in clauses (i) and (ii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of the Company (whether or not such obligation is assumed by such Person).

            "Liens" means liens, charges, claims, deeds of trust, easements, encumbrances, leases, mortgages, options, pledges, proxies, rights of first refusal, security interests, voting trusts or agreements and restrictions or limitations of any kind, including any transfer restrictions.

            "Parent Common Stock" means common stock of the Parent, par value $0.001 per share.

            "Transaction Expenses" means the aggregate fees, costs, expenses and obligations incurred by or on behalf of the Company, or for which the Company is liable, in connection with the Transactions including all (i) amounts in respect of legal, accounting, investment banking and other similar fees and expenses through and including the Closing Date and (ii) employee transaction bonuses and any other payments becoming due as a result of the Closing, including any payments made or to be made pursuant to the Sale Bonus Plan substantially in the form attached hereto as Exhibit 8.1(r) (the "Sale Bonus Plan"), in each case as more specifically set forth on Schedule 1.7(d)(iii).

            "Treasury Regulations" means the U.S. Department of Treasury regulations promulgated under the Code, as amended, including any successor provisions thereto.

                  (d) PRE-CLOSING DELIVERIES. At least three (3) Business Days prior to the Closing Date, the Company will furnish to the Parent (i) a certificate signed by the Company setting forth the Company's estimate of the Closing Working Capital, including an itemization of the components of Closing Working Capital, calculated in accordance with Schedule 1.7(c)(i), (ii) a certificate signed by the Company containing the Estimated Closing Merger Consideration (the "Estimated Closing Merger Consideration Certificate"), and
(iii) a Schedule 1.7(d)(iii), in form and substance reasonably satisfactory to the Parent, (A) identifying each holder of Indebtedness, indicating the amount required to discharge in full such Indebtedness at Closing, and setting forth wire transfer instructions for each such holder, (B) identifying each payee of any portion of the Transaction Expenses, indicating the amount required to discharge in full such Transaction Expenses at Closing, and setting forth wire transfer instructions for each such payee (other than the Company), (C) setting forth wire transfer instructions for the Company (for amounts payable on behalf of the Company pursuant to Section 1.7(b)), (D) setting forth wire transfer instructions for the Escrow Agent, and (E) setting forth wire transfer instructions for the balance of the cash portion of the Estimated Closing Merger Consideration payable to the Selling Stockholders pursuant to Section 1.7(b)(vi).



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            1.8   DETERMINATION OF CLOSING MERGER CONSIDERATION.

                  (a) Within sixty (60) days after the Closing Date, the Parent will deliver to the Stockholders' Representative a certificate (the "Closing Merger Consideration Certificate"), executed by the Parent, setting forth an itemized statement of the Closing Working Capital and a statement setting forth in reasonable detail the calculation of the Closing Merger Consideration.

                  (b) If the Stockholders' Representative delivers written notice (the "Disputed Items Notice") to the Parent within fifteen (15) days after the delivery of the Closing Merger Consideration Certificate, stating that the Stockholders' Representative objects to any items on the Closing Merger Consideration Certificate, specifying the basis for such objection in reasonable detail and setting forth the Stockholders' Representative's proposed modifications to the Closing Merger Consideration Certificate, the Stockholders' Representative and the Parent will attempt to resolve and finally determine and agree upon the Closing Merger Consideration as promptly as practicable.

                  (c) If the Stockholders' Representative and the Parent are unable to agree upon the Closing Merger Consideration within fifteen (15) days after delivery of the Disputed Items Notice, the Stockholders' Representative and the Parent will refer the matter to an independent, nationally recognized independent accounting firm mutually selected by the Parent and the Stockholders' Representative, to resolve the disputed items specified in the Disputed Items Notice. If the Parent and the Stockholders' Representative are unable to agree on the selection of an accounting firm, the accounting firm will be chosen by the American Arbitration Association, with the expenses of the American Arbitration Association to be borne fifty percent (50%) by the Selling Stockholders and fifty percent (50%) by the Parent. The accounting firm shall address only the disputed items set forth in the Disputed Items Notice and may not assign a value greater than the greatest value claimed for such item by either party in the Disputed Items Notice or smaller than the smallest value claimed for such item by either party in the Disputed Items Notice. The accounting firm will (i) resolve the disputed items specified in the Disputed Items Notice and (ii) determine the Closing Merger Consideration, as modified only by the resolution of such items. The determination of the selected accounting firm will be made within thirty (30) days after being selected and will be final and binding upon the parties. The fees, costs and expenses of the accounting firm so selected will be borne by the party whose positions generally did not prevail in such determination, or if the accounting firm determines that neither party could be fairly found to be the prevailing party, then such fees, costs and expenses will be borne fifty percent (50%) by the Selling Stockholders and fifty percent (50%) by the Parent.

                  (d) If the Stockholders' Representative does not deliver the Disputed Items Notice to the Parent within fifteen (15) days after the delivery of the Closing Merger Consideration Certificate (or at such earlier time as the Stockholders' Representative delivers written notice to the Parent stating that the Stockholders' Representative does not object to any item on the Closing Merger Consideration Certificate), the calculation of the Closing Merger Consideration specified in the Closing Merger Consideration Certificate will be conclusively presumed to be true and correct in all respects and will be final and binding upon the parties, and the Stockholders' Representative shall be deemed to have agreed with the calculations of Closing Working Capital and

Closing Merger Consideration specified in the Closing Merger Consideration Certificate.

                  (e) Within five (5) days after the Closing Merger Consideration is finally determined pursuant to Section 1.8(c) or (d), (i) if the aggregate amount paid at Closing under Section 1.7(b) exceeds the Closing Merger Consideration, the Selling Stockholders shall pay to the Parent an aggregate amount of cash equal to such excess, and (ii) if the aggregate amount paid at Closing under Section 1.7(b) is less than the Closing Merger Consideration, the Parent shall pay to the Selling Stockholders an aggregate amount of cash equal to such difference, in either case by wire transfer of immediately available funds to the account(s) designated in writing by the receiving party.

                  (f) Subject to Section 10.2, the final determination of the Closing Merger Consideration under this Section 1.8 shall not impair any other rights of a party under this Agreement, including any rights to indemnification.

                  (g) After the Closing, the Parent and the Subsequent Merger Surviving Corporation shall, and shall cause their respective employees to, provide the Stockholders' Representative, its accountants and any accountant selected pursuant to Section 1.8(c) reasonable access to the personnel, properties, books and records of the Parent and the Company in connection with any dispute under this Section 1.8.

            1.9 ESCROW. The Escrow will be deposited at the Closing with the Escrow Agent, and subject to the terms and conditions of the Escrow Agreement, shall remain in escrow until the one (1) year anniversary of the Closing Date (not including any amounts previously distributed and less the aggregate amounts of any claims that have been asserted on or prior to such date (each, a "Post Survival Claim")). At such time as any Post Survival Claim is finally resolved, Parent and Stockholders' Representative will provide joint instructions to pay to Parent the amount to which it is entitled with respect to such Post Survival Claim, if any, and to pay to Stockholders' Representative (for the benefit of the Selling Stockholders) the remaining portion, if any, of the amount remaining in the escrow account after any such payment is made. If the Parent or any of its Affiliates is entitled to indemnification under Article 10, then the Parent shall have the right to submit a claim in accordance with the terms of Article 10 and the Escrow Agreement.

            1.10 WITHHOLDING RIGHTS. The Parent shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as the Parent may be required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made by the Parent.

            1.11  SUBSEQUENT MERGER.

                  (a) Immediately after the Effective Time, Parent will cause the Reverse Merger Surviving Corporation to merge with and into the Merger Sub and the separate corporate existence of the Reverse Merger Surviving Corporation shall thereupon cease (the "Subsequent Merger"). The Subsequent Merger shall become effective upon the filing of a certificate of merger (the "Subsequent Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware or such later time as may be specified in the Subsequent Certificate of Merger; provided, however, that, in any event, the Subsequent Merger shall be effective immediately after the Effective Time (it being understood that in all events the Subsequent Merger shall be effective not later than the end of the same day as the Reverse Merger).

                  (b) At the effective time of the Subsequent Merger, each issued and outstanding share of capital stock of the Reverse Merger Surviving Corporation shall be canceled and no consideration shall be delivered in exchange therefor.

                  (c) At the effective time of the Subsequent Merger, each issued and outstanding share of capital stock of the Merger Sub immediately prior to such time shall remain issued and outstanding and unaffected by the Subsequent Merger.

                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES CONCERNING
                            THE SELLING STOCKHOLDERS

            Each Selling Stockholder severally and not jointly represents and warrants to the Parent in this Article 2 as follows:

            2.1   TITLE; AUTHORITY.

                  (a) As of the date hereof and until the consummation of the Pre-Closing Transactions, such Selling Stockholder is the record and beneficial owner of the Shares set forth opposite such Selling Stockholder's name on
Schedule 3.6(a), free and clear of all Liens, other than restrictions on transfers under applicable securities laws and other Liens described in such
Schedule 3.6(a). After the Pre-Closing Transactions and until the consummation of the Merger, the Selling Stockholders will be the record and beneficial owner of the Holdings Shares set forth opposite such Selling Stockholder's name on
Schedule 3.6(b), free and clear of all Liens, other than restrictions on transfers under applicable securities laws. Except as set forth on Schedule 2.1, such Selling Stockholder has not granted any option or right, and is not a party to any agreement that requires or, upon the passage of time, the payment of money or occurrence of any other event, would require such Selling Stockholder to transfer any of the Shares or Holdings Shares set forth opposite such Selling Stockholder's name on Schedule 3.6(a) or (b). Such Selling Stockholder has as of the date hereof and until the consummation of the Pre-Closing Transactions, and Holdings will have after the Pre-Closing Transactions, the power and authority to sell, transfer, assign, deliver and surrender the Shares and the Holding Shares, respectively, set forth opposite such Selling Stockholder's name on
Schedule 3.6(a) or (b) as provided in this Agreement.

                  (b) If such Selling Stockholder is not a natural person, (i) it is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of formation or organization, (ii) it has the requisite power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered at Closing pursuant to this Agreement (including for this purpose the Holdings Joinder Agreement) (collectively with this Agreement, the "Transaction Documents") of such Selling Stockholder contemplated hereby and to perform its obligations hereunder and thereunder, and (iii) such execution, delivery and performance by such Selling Stockholder have been duly and validly authorized by all requisite action on the part of such Selling Stockholder.

            2.2 NO CONFLICT. Except as set forth on Schedule 2.2, no consent, order, authorization, approval, declaration or filing is required on the part of such Selling Stockholder for or in connection with the consummation of the Transactions or the execution, delivery or performance of this Agreement and the Transaction Documents. Subject to obtaining the Required Consents required to be specified on Schedule 2.2, the consummation of the Transactions and the execution, delivery and performance of this Agreement and the Transaction Documents by such Selling Stockholder will not result in any violation of, be in conflict with, constitute a default under, or cause or give rise to any right of acceleration of any obligation or loss or impairment of any rights or benefits under any Legal Requirement, charter, by-laws, operating agreement, partnership agreement, organizational document, authorization, franchise, certification, Contract, material instrument, license or permit to which such Selling Stockholder is a party or by which such Selling Stockholder is bound.

            2.3 VALIDITY AND ENFORCEABILITY. This Agreement is, and each of the other Transaction Documents to which such Selling Stockholder is to be a party shall be, when executed and delivered by such Selling Stockholder, the valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, (a) except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirement of general application affecting the rights and remedies of creditors and by principles of public policy, and (b) subject to general principles of equity, and the availability of remedies of specific performance and injunctive relief that may be subject to the discretion of the court before which any Legal Proceeding for such remedies may be brought.

            2.4 LITIGATION. No action, arbitration, suit, proceeding or investigation against the Selling Stockholder is pending or, to the knowledge of such Selling Stockholder, threatened against such Selling Stockholder, in relation to the affairs of the Company, such Selling Stockholder's ownership of the Shares required to be set forth opposite such Selling Stockholder's name on
Schedule 3.6(a) or that would materially interfere with the Parent's ability to consummate the Transactions or to operate the Business after the Closing.

            2.5   INVESTMENT REPRESENTATIONS.

                  (a) The Equity Consideration is being acquired by such Selling Stockholder solely for such Selling Stockholder's own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution in violation of the Securities Act.

                  (b) Such Selling Stockholder has such knowledge and experience in financial and business matters that such Selling Stockholder is capable of evaluating the merits and risks of the proposed investment in the Equity Consideration.

                  (c) Such Selling Stockholder understands that the Equity Consideration may not be sold, transferred or otherwise disposed of by such Selling Stockholder without registration under the Securities Act and any applicable state securities laws, or an exemption therefrom.

                  (d) Such Selling Stockholder's financial condition is such it can afford to bear the economic risk of holding the Equity Consideration for an indefinite period of time and has adequate means for providing for such Selling Stockholder's current needs and contingencies and to suffer a complete loss of its investment in the Equity Consideration.

                  (e) Such Selling Stockholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Such Selling Stockholder is not registered as a broker or dealer under Section 15(a) of the Exchange Act, or a member of the National Association of Securities Dealers ("NASD").

                  (f) Such Selling Stockholder has been furnished all materials relating to the business, finances and operations of the Parent and its subsidiaries and materials relating to the issuance of the Equity Consideration that have been requested by such Selling Stockholder. Such Selling Stockholder has been afforded the opportunity to ask questions of the Parent's management and has received satisfactory answers to any such inquiries. Such Selling Stockholder has had access to information concerning, the business, affairs and financial condition of Parent in order to verify the accuracy of the Parent SEC Reports.

                  (g) Such Selling Stockholder understands that no United States federal or state agency or any other Governmental or Regulatory Authority has passed upon or made any recommendation or endorsement of the Equity Consideration.

                  (h) Such Selling Stockholder understands that the Equity Consideration is being delivered to such Selling Stockholder from the Parent in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Parent is relying upon the truth and accuracy of, and the compliance of such Selling Stockholder with, the representations, warranties, agreements, acknowledgments, and understandings of such Selling Stockholder set forth in this Section 2.5.

                  (i) Such Selling Stockholder acknowledges and agrees that the Parent and its advisors have not provided any advice to such Selling Stockholder regarding the federal, state, local or foreign Tax implications of the acquisition, ownership or disposition of the Equity Consideration and that it has been advised to consult its own tax advisor with respect to such implications.

                  (j) Such Selling Stockholder has been advised of and consent to the placement of a restrictive legends in the following form on the certificate(s) representing the Parent Common Stock:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN

      EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF."

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED JUNE [--], 2007 BY AND AMONG McCLENDON CORPORATION, [HOLDINGS], THE STOCKHOLDERS PARTY THERETO, L-1 IDENTITY SOLUTIONS, INC., [ACQUISITION SUB] AND L-1 IDENTITY SOLUTIONS OPERATING COMPANY."


                                    ARTICLE 3

              REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

            The Selling Stockholders and the Company hereby jointly and severally represent and warrant to the Parent in this Article 3 as follows:

            3.1   ORGANIZATION, POWER AND STANDING.

                  (a) COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted (the "Business"). After giving effect to the Pre-Closing Transactions and at the Closing, the Company will be a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, with all requisite power and authority to own, lease and operate its properties and to carry on the Business.

                  (b) HOLDINGS. Upon its execution of the Holdings Joinder Agreement and at the Closing, Holdings will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business.

            3.2   SUBSIDIARIES.

                  (a) COMPANY. The Company has no subsidiaries and the Company does not directly or indirectly own or have the right to acquire any equity interest in any other corporation, partnership, limited liability company, joint venture, trust or other business organization.

                  (b) HOLDINGS. Upon its execution of the Holdings Joinder Agreement and immediately prior to the Closing, Holdings will not directly or indirectly own or have the right to acquire any equity interest in any other corporation, partnership, limited liability company, joint venture, trust or other business organization, other than the Shares (and after giving effect to the Pre-Closing Transactions, the Company Membership Interests).

            3.3 FOREIGN QUALIFICATIONS. The Company is duly qualified and authorized to do business and in good standing in each of Virginia and Maryland. The Company is duly qualified to do business in all jurisdictions required by the nature and extent of its activities or by the character of the assets owned or leased be it, except those jurisdictions where the failure to qualify does not have a Company Material Adverse Effect. At and prior to the Closing, Holdings will be duly qualified to do business in all jurisdictions required by the nature and extent of its activities or by the character of the assets owned or leased be it, except those jurisdictions where the failure to qualify does not have a Material Adverse Effect on Holdings.

            3.4   DUE AUTHORIZATION; NO-CONFLICT.

                  (a) DUE AUTHORIZATION OF THE COMPANY. The Company has full power and authority, and has taken all required action on its part necessary to permit it to execute and deliver and to perform its obligations under and to consummate the Transactions contemplated by the Transaction Documents to which the Company is or will be a party.

                  (b) DUE AUTHORIZATION OF HOLDINGS. Upon its execution of the Holdings Joinder Agreement, Holdings will have full power and authority to and will have taken all required action on its part necessary to permit it to execute and deliver and to perform its obligations under and to consummate the Transactions contemplated by the Transaction Documents to which Holdings is or will be a party.

                  (c)   NO CONFLICT FOR THE COMPANY. Except as specified on
Schedule 3.4(c), no consent, order, authorization, approval, declaration or filing, including any consent, approval or authorization of or declaration or filing with any Governmental or Regulatory Authority or any party to a Material Contract, is required on the part of the Company, or will be required on the part of Holdings, for or in connection with the consummation of the Transactions, the execution, delivery or performance of this Agreement and the other Transactions Documents to which either of them is or will be a party, or the conduct of the Business by the Company immediately following the Closing, including without limitation no filing or approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (as used herein, any consent, order, authorization, approval, declaration or filing required to be set forth on Schedule 2.2 or Schedule 3.4(c) are collectively referred to as the "Required Consents"). The Selling Stockholders and the Company have no knowledge, and neither the Company nor any Selling Stockholder has any reason to believe, that any novation agreement is or will be required in connection with the consummation of the Transactions. The Company and the Selling Stockholders believe that all of the Required Consents will be obtained. Subject to obtaining the Required Consents required to be specified on Schedule 3.4(c), the consummation of the Transactions, the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is, or Holdings will be, a party will not result in any violation of, be in conflict with, constitute a default under, or cause or give rise to any right of acceleration of any obligation, grant of any license or other rights with respect to any Company Intellectual Property, or loss or impairment of any rights (including Intellectual Property rights) or benefits under, any Legal Requirement, charter, by-laws, operating agreement, partnership agreement, organizational document, authorization, franchise, certification, Contract, material instrument, license or permit to which the Company is, or Holdings will be, a party or by which the Company is, or Holdings will be, bound, or result in the creation of any Liens (other than statutory Liens for Taxes incurred in connection with the Transactions) upon any properties or assets of the Company or Holdings. As such terms are defined in the HSR Act and the rules promulgated thereunder, the "person" within which the Company is included does not have "total assets" (including without limitation the "investment assets, voting securities and other income producing property" of Doyle McClendon and Mary McClendon) of $12,000,000 or more.

            3.5   VALIDITY AND ENFORCEABILITY.

                  (a) COMPANY. This Agreement is, and each of the other Transaction Documents to which the Company is a party shall be, when executed and delivered by the Company, the valid and binding obligation of the Company enforceable in accordance with its terms, (a) except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirement of general application affecting the rights and remedies of creditors and by principles of public policy, and (b) subject to general principles of equity, and the availability of remedies of specific performance and injunctive relief that may be subject to the discretion of the court before which any Legal Proceeding for such remedies may be brought.

                  (b) HOLDINGS. Upon execution of the Holdings Joinder Agreement by Holdings, this Agreement will be, and each of the other Transaction Documents to which Holdings will be a party shall be, when executed and delivered the valid and binding obligation of Holdings, enforceable in accordance with its terms, (a) except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirement of general application affecting the rights and remedies of creditors and by principles of public policy, and (b) subject to general principles of equity, and the availability of remedies of specific performance and injunctive relief that may be subject to the discretion of the court before which any Legal Proceeding for such remedies may be brought.

            3.6   CAPITALIZATION.

                  (a) CAPITALIZATION OF THE COMPANY PRIOR TO PRE-CLOSING TRANSACTIONS. The Company's authorized and aggregate outstanding Shares prior to the Pre-Closing Transactions are as set forth on Schedule 3.6(a). Prior to the Pre-Closing Transactions, the Shares constitute all of the Company's outstanding shares of capital stock and are duly authorized, validly issued, fully paid and nonassessable. The offer, issuance and sale of the securities listed on Schedule 3.6(a) were made in compliance with all applicable federal and state securities laws and all applicable preemptive and similar rights. There are no outstanding options, warrants, convertible or exchangeable securities or other rights that could, directly or indirectly, obligate the Company to offer, sell or issue shares of capital stock or other securities of the Company. Except as described on Schedule 3.6(a) and except for this Agreement (including the Pre-Closing Transactions), there are no agreements, written or oral, relating to any shares of capital stock or other securities of the Company, including agreements relating to the acquisition, disposition, voting or registration under applicable securities laws of any interests. No Person has any right of first offer, right of first refusal, preemptive right or other similar right in connection with the issuance or sale of the securities listed on Schedule 3.6(a), or with respect to any future offer, sale or issuance of shares of capital stock or other securities of the Company. Except as set forth on

Schedule 3.6(a), there are no obligations of the Company to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person. Except as set forth on Schedule 3.6(a), there are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. As used herein, "Person" means any natural person or corporation, limited liability company, partnership, trust or other entity.

                  (b) CAPITALIZATION OF HOLDINGS FOLLOWING PRE-CLOSING TRANSACTIONS. After giving effect to the Pre-Closing Transactions, Holdings' authorized and outstanding shares of capital stock will be as set forth on
Schedule 3.6(b). The securities listed on Schedule 3.6(b) will constitute all of Holdings' outstanding equity interests, will be owned beneficially and of record by the Persons and in the amounts set forth on Schedule 3.6(b) and will be duly authorized, validly issued, fully paid and nonassessable. The offer, issuance and sale of the securities listed on Schedule 3.6(b) will be made in compliance with all applicable federal and state securities laws and all applicable preemptive and similar rights. After giving effect to the Pre-Closing Transactions, there will be no outstanding options, warrants, convertible or exchangeable securities or other rights that could, directly or indirectly, obligate Holdings to issue its shares of capital stock or other securities. After giving effect to the Pre-Closing Transactions, other than this Agreement or any agreement contemplated hereby, there will be no agreements, written or oral, relating to any interests in Holdings, including agreements relating to the acquisition, disposition, voting or registration under applicable securities laws of any interests. No Person has any right of first offer, right of first refusal, preemptive right or other similar right in connection with the issuance or sale of the securities listed on Schedule 3.6(b), or with respect to any future offer, sale or issuance of interests in Holdings.

                  (c) CAPITALIZATION OF COMPANY AFTER PRE-CLOSING TRANSACTIONS. After giving effect to the Pre-Closing Transactions, the Company's authorized and outstanding equity interests will be as set forth on Schedule 3.6(c). The securities listed on Schedule 3.6(c) will constitute all of the Company's outstanding equity interests, will be owned beneficially and of record by Holdings, free and clear of all Liens other than restrictions on transfers under applicable securities laws, and will be duly authorized, validly issued, fully paid and nonassessable. After giving effect to the Pre-Closing Transactions, there will be no outstanding options, warrants, convertible or exchangeable securities or other rights that could, directly or indirectly, obligate the Company to issue membership interests or other securities. After giving effect to the Pre-Closing Transactions, other than this Agreement or any agreement contemplated hereby, there will be no agreements, written or oral, relating to membership interests or other securities of the Company including agreements relating to the acquisition, disposition, voting or registration under applicable securities laws of membership interests or other securities.

            3.7   FINANCIAL INFORMATION.

                  (a) DELIVERY OF COMPANY FINANCIAL STATEMENTS. The Company has delivered or made available to the Parent (i) the audited, consolidated balance sheets of the Company as at December 31, 2004, 2005 and 2006 and the audited, consolidated statements of cash flows, income and stockholders' equity for the fiscal years then ended (as used in this Agreement, December 31, 2006 is referred to as the "Latest Audited Financial Statement Date"), and (ii) the unaudited, condensed, consolidated balance sheets of the Company as at April 27,

2007, and the unaudited, condensed, consolidated statements of cash flows, income and stockholders' equity for the fiscal quarter then ended and the corresponding period for the prior fiscal year.

                  (b) ACCURACY OF COMPANY FINANCIAL STATEMENTS. As used herein, "Financial Statements" means the financial statements referenced in subsection (a) above together with (to the extent delivered at or prior to the Closing) the financial statements delivered pursuant to Section 5.4. The Financial Statements and the notes thereto, if any, (i) are (or shall be to the extent delivered at or prior to Closing pursuant to Section 5.4) complete and accurate in all material respects and fairly present the financial condition of the Company at the respective dates thereof and the results of operations and cash flows for the periods then ended, and (ii) were (or shall be to the extent delivered at or prior to Closing pursuant to Section 5.4) prepared in accordance with the books and records of the Company in conformity with GAAP consistently applied by the Company during the periods covered thereby, except, in the case of unaudited Financial Statements, for the omission of footnotes and normal year-end adjustments that are not, individually and in the aggregate, material. None of the Financial Statements contain any material, non-recurring items, except as expressly set forth therein. There are no transactions of a material nature, individually or in the aggregate, that have not been properly recorded in the accounting records underlying the Financial Statements. Except as described on Schedule 3.7(b), the Company has no knowledge of any significant deficiencies or material weaknesses (within the meaning of Auditing Standard No. 2 promulgated by the Public Company Accounting Oversight Board) in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) and Rule 15d-15(f) of the Exchange Act) of the Company.

                  (c) HOLDINGS. Upon formation and at all times prior to the Closing, Holdings will not hold any assets (other than the Shares and, after giving effect to the Pre-Closing Transactions, the Company Membership Interests) or have any liabilities, nor will it carry on any business activities, other than in connection with the Transactions or as contemplated by this Agreement or any other Transaction Documents.

            3.8 NO MATERIAL ADVERSE EFFECTS. Since the Latest Audited Financial Statement Date, other than as shown on Schedule 3.8, (a) the Company has operated only in the usual and ordinary course of business, and (b) there has been no event, change or condition which individually, or together with any other events, changes or conditions, has had or would reasonably be expected to have a Material Adverse Effect on the Company (a "Company Material Adverse Effect"). "Material Adverse Effect" means a material adverse effect on the business or the affairs, assets, properties, prospects, condition (financial or otherwise) or results of operations of a Person to which it applies, taken as a whole, other than (x) changes or effects that are or results from occurrences relating to the economy in general or the industry of such Person in general and not specifically relating to such Person or (y) liabilities incurred in connection with this Agreement, the Transaction Documents, or the Transactions.

            3.9 MATERIAL CONTRACTS. Except to the extent provided in the last paragraph of this Section 3.9 with respect to Redacted Contracts, Schedule 3.9 sets forth a complete and accurate list of all of the following Contracts to which the Company is a party or to which the Company or any of its assets or property is subject (except Government Contracts):

                  (a) Contracts with respect to which the Company has any liability or obligation involving more than $50,000, contingent or otherwise;

                  (b)   Contracts that may extend for a term of more than one
(1) year after the Closing Date;

                  (c) Contracts under which the amount payable by the Company is dependent on the revenue, income or other similar measure of the Company or any other Person;

                  (d) licenses, leases and Contracts with respect to any property of the Company, including distribution, sales and supply Contracts;

                  (e) Contracts relating to any Indebtedness or the guarantee thereof or the imposition of any Liens upon any asset of the Company;

                  (f) Contracts of the Company with any officer, director, stockholder or Affiliate of the Company or any of their respective relatives or Affiliates;

                  (g) Contracts that contain an express limitation on the method of conducting, or scope of, the Business, including any Contract that contains any exclusivity, non-competition, non-solicitation or no-hire provisions;

                  (h) employment, severance, consulting, deferred compensation, collective bargaining, benefits and similar Contracts involving the Company;

                  (i) Contracts relating to or involving any franchise, partnership, strategic alliance, joint venture, or other similar arrangements or the sharing of profits;

                  (j) Contracts with respect to mergers or acquisitions, sales of securities or material assets, or investments by the Company;

                  (k) Contracts, commitments, plans or other arrangements of the Company outside of the ordinary course of business;

                  (l) Contracts that are not billed by the Company on a "time plus materials basis" (i.e., fixed price Contracts); and

                  (m) other Contracts, commitments, plans or other arrangements of the Company that are material to the Business.

            All the foregoing, including all amendments or modifications thereto, all Government Contracts, Personal Property Leases, Real Estate Leases and all Intellectual Property Licenses are sometimes collectively referred to as "Material Contracts." Material Contracts and other Contracts (including related documents) that are classified "Secret," "Top Secret," etc. by any Governmental or Regulatory Authority are collectively referred to herein as "Classified Documents." The Company is a party to two (2) Classified Documents. The Company has provided Parent with access to the Classified Documents. One of the Classified Documents is a classified security manual (the "Classified Security Manual"). The Company complies, and at all times has complied, with the terms of the Classified Security Manual. The other Classified Document is a classified statement of work (the "Classified SOW"). The Company provides and has provided services under the Classified SOW in accordance with, and in a manner consistent with, such statement of work. The work called for by the Classified SOW is not of a type that would cause the Company to be viewed as (x) having unequal access to information, (y) having created bias ground rules, or (z) having impaired objectivity such that the Company or any current or future Affiliate could be precluded from work on the basis of an actual or perceived organizational conflict of interest. Each Material Contract and Classified Document sets forth the entire agreement and understanding between the Company and the other parties thereto. Each Material Contract is valid, binding and in full force and effect in accordance with its terms against the Company and, to the knowledge of the Company, any other party thereto. Except as set forth on Schedule 3.9, there is no event or condition that has occurred or exists that constitutes or that, with or without notice, the happening of any event and/or the passage of time, could reasonably be expected to constitute a default or breach under any such Material Contract by the Company or, to the Company's knowledge, any other party thereto, or could reasonably be expected to cause the acceleration of any obligation or loss of any rights of the Company or give rise to any right of termination or cancellation thereof. The Company has not received any written or, to its knowledge, oral notice that the parties to any Material Contract will not fulfill their obligations thereunder in all material respects.

            3.10  GOVERNMENT CONTRACTS.

                  (a) As used herein, "Government Contract" means any Contract to which the Company is a party with any Governmental or Regulatory Authority or any Contract to which the Company is a party that is a subcontract (at any tier) with another Person that holds either a prime Contract with any Governmental or Regulatory Authority or a subcontract (at any tier) under such a prime Contract.

                  (b) As used herein, "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the NASD.

                  (c) Schedule 3.10(c) contains a complete and correct list of all Government Contracts (including subcontracts) that are either currently active in performance, or, to the knowledge of the Company, have been active in the four (4)-year period prior to the date of this Agreement but have not been closed after receiving final payment, or have been active in performance at any time during the four (4)-year period prior to the date of this Agreement.
Schedule 3.10(c) accurately reports for each Government Contract the total net payments made as of the Latest Audited Financial Statement Date, payments due for work performed, and the Company's good faith estimate of total projected value and total estimate at completion ("EAC"). The Company has not been awarded, nor is there any outstanding bid by the Company for, any "small business set aside Contract," "woman-owned set aside Contract," any other "set aside Contract" or other order or Contract requiring small business or other special status at any time during the four (4) year period prior to the date of this Agreement. To the knowledge of the Company, none of the Company's currently expected sales or orders will be lost, and the customer relations of the Company will not be damaged, as a result of the Company continuing the operations of the Company as an entity that does not qualify as a small business concern or maintain any other special status. No Contract termination, default notice or show cause notice is, or has been at any time during the four (4)-year period prior to the date of this Agreement, in effect pertaining to any Government Contract.

                  (d) The Company is and has been in compliance with all rules, contract terms, regulations, and laws governing the currently existing and/or previously existing GSA Multiple Award Schedule Contracts held by the Company, including GS-35F-0116M (the "IT Schedule"), GS-23F-0069M (the "PES Schedule"), and GS-10F-0343M (the "MOBIS Schedule") (each, a "GSA Schedule Contract" and together, the "GSA Schedule Contracts"). Without limiting the foregoing, the Company has: (i) complied with each GSA Schedule Contract's Price Reductions Clause and with all other business and sales practices provisions under each GSA Schedule Contract; (ii) made no offer or sale of any GSA Schedule Contract products or services at pricing, discounts, terms, conditions, or concessions that has triggered, or would reasonably be expected to trigger, a price reduction under any of the GSA Schedule Contracts; and (iii) provided the General Services Administration ("GSA") in a timely, complete and accurate manner with all necessary and appropriate notices and reports and all other information required to be provided to GSA, including without limitation any information regarding (A) commercial sales practices and any deviations from such practices by the Company prior to the award of each GSA Schedule Contract,
(B) any modification or extension of such GSA Schedule Contract and (C) any other event or circumstance that would require such disclosure to be so made to GSA. No amounts of money (including any payments, penalties, fees or otherwise) are owing or outstanding by the Company to any Governmental or Regulatory Authority under any GSA Schedule Contract, and no claim has been made by GSA, nor, to the knowledge of the Company, does any basis exist for GSA to claim, that any amounts, penalties or fees are owing by the Company under any GSA Schedule Contract by virtue of a Price Reductions Clause violation or otherwise. The experience and education of all individuals provided through its GSA Schedule Contracts meet or exceed the experience and/or education required by the terms of the applicable GSA Schedule Contract. The work performed by any Company employee or pursuant to any subcontract comes within the scope of the GSA Schedule Contract under which such work is/was performed.

                  (e) Neither (i) the Company nor any of its stockholders, officers, or directors, nor (ii) to the knowledge of the Company, any of its employees nor any of the Company's predecessors has been debarred, suspended, deemed non-responsible or otherwise excluded from participation in the award of any Government Contract or for any reason listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs nor has any debarment, suspension or exclusion proceeding been initiated against the Company or any of its predecessors, stockholders, officers, directors or employees.

                  (f) There have been no Legal Proceedings involving or related to the Company or, to the knowledge of the Company, any of its predecessors, stockholders, officers, directors or employees with respect to an alleged or potential violation of a Contract requirement or any applicable Legal Requirements pertaining to any Government Contract, since the date ten (10) years prior to the date of this Agreement. No Person has filed or, to the knowledge of the Company, threatened to file a protest with any Governmental or Regulatory Authority challenging a Government Contract award to the Company.

                  (g) Except as set forth on Schedule 3.10(g), other than audits conducted by Governmental Authorities for which the Company has not been provided any notice or which otherwise have not been made known to the Company and other than routine pre-award audits, there have been no audits, there are no ongoing audits and, to the knowledge of the Company, there are no audits impending or expected under or relating to any Government Contract. None of the audits (including the pre-award audits and the system review audits) identified on Schedule 3.10(g) has resulted or would reasonably be expected to result in a material change to any Government Contract or has otherwise identified any actual or potential non-compliance issue in respect of the Company. All such audits identified on Schedule 3.10(g) constitute routine audits conducted in the ordinary course of business, and such audits have not, and, to the Company's knowledge, will not, result in any liability by the Company to any Governmental Authority.

                  (h) The Company has not conducted any internal investigation in connection with which the Company has engaged any outside legal counsel, auditor, accountant or investigator, or has made any disclosure to any Governmental or Regulatory Authority or other customer or prime contractor or higher-tier subcontractor related to any suspected, alleged or possible violation of a contract requirement or violation of any Legal Requirements with respect to any Government Contract.

                  (i) The Company maintains systems of internal controls that are in material compliance with all requirements of all of the Government Contracts and of applicable Legal Requirements.

                  (j) Neither the Company nor, to the knowledge of the Company, any of the employees, stockholders, members, officers or directors of the Company have violated any legal, administrative or contractual restriction concerning the employment of (or discussions concerning possible employment with) current or former officials or employees of a state, local or federal government (regardless of the branch of government), including (but not limited to) the so-called "revolving door" restrictions set forth at 18 U.S.C. ss. 207.

                  (k) All representations, certifications and statements executed, acknowledged or submitted by or on behalf of the Company to a Governmental or Regulatory Authority, prime contractor or higher-tier subcontractor in connection with any Government Contract (or a change or modification thereto) during the four (4)-year period prior to the date of this Agreement, including any statements made in connection with the Procurement Integrity Act, 41 U.S.C. ss. 423, the Lobbying Disclosure Act of 1995, 2 U.S.C. ss. 1601-1612, the Byrd Amendment, 31 U.S.C. ss. 1352, and their associated implementing regulations, Contract clauses, representations or certifications, were true, complete and correct in all material respects as of their respective effective dates and, to the knowledge of the Company, with respect only to any such representations or certifications (or the portion thereof) that are continuing in nature, are true, complete and correct as of the date hereof.

                  (l) The Company does not have any pending or anticipated claims, requests for equitable adjustment or requests for waiver or deviation from Contract requirements with respect to any Government Contract, and the Company has no knowledge of any claim or threatened claim against the Company by any customer agency with respect to any Government Contract, including any claim for a reduction in price under any Government Contract. There exists no reasonable basis for a claim of liability against the Company by any Governmental or Regulatory Authority under the Truth in Negotiations Act and/or as a result of defective cost and pricing data submitted by the Company to any Governmental or Regulatory Authority or Prime Contractor or Higher Tier Subcontractor.

                  (m) Except as set forth on Schedule 3.10(m), with respect to any Government Contracts, (i) there is, as of the date of this Agreement, no request by any Governmental or Regulatory Authority for a Contract price adjustment based on a claimed disallowance by the Defense Contract Audit Agency (or other applicable Governmental or Regulatory Authority) or claim of defective pricing and (ii) there has been no dispute between the Company and a Governmental or Regulatory Authority which, during the four (4)-year period prior to the date hereof, has resulted in a government contracting officer's final decision.

                  (n) As of the date hereof, the Company does not have any outstanding bid that, if accepted or awarded, is expected by the Company to result in a loss in excess of $50,000 to the Company (or, following the Closing, the Parent or its subsidiaries), or in excess of $100,000 in the aggregate with respect to all such bids. To the knowledge of the Company, the Company is not a party to any Government Contract which is expected by the Company to result in a loss in excess of $50,000 to the Company (or, following the Closing, the Parent or its subsidiaries), or in excess of $100,000 in the aggregate with respect to all of the Government Contracts. For purposes of this Section 3.10(n), such loss shall be determined by including all direct and indirect costs, including allocated indirect costs, overheads, general and administrative costs, bid and proposal costs and research and development costs.

                  (o) There are no existing conflicts of interest ("OCI"), including without limitation organizational conflicts of interest, that would reasonably be expected to adversely impact any Government Contract or any competitive proposals submitted, or that will be submitted, by the Company prior to Closing. The Company is in compliance with all of its OCI mitigation plans and has not been advised by any Governmental Authority of any failure to be in compliance with any such plans or the existence of any other prohibited conflict of interest.

            3.11  REAL PROPERTY.

                  (a) The Company does not own any real property. As used herein, "Permitted Liens" means (i) prior to the Closing, the Liens designated as such on Schedule 3.11(a), (ii) statutory Liens for Taxes or assessments not yet due and payable or that the taxpayer is contesting in good faith through appropriate proceedings for which adequate reserves have been maintained in accordance with GAAP, (iii) mechanic's, materialmen's, and similar Liens, (iv) purchase money Liens and Liens securing rental payments under capital lease arrangements, and (v) such other Liens, imperfections in title and easements, if any, which do not detract from the value of or interfere with the present or proposed use by the Company of the property subject thereto or affected thereby.

                  (b) Schedule 3.11(b) sets forth each interest in real property leased by the Company, the lessor of such leased property, the annual rent payable by the Company in respect of such leased property, and each lease or any other arrangement under which such property is leased (the "Leased Property"). The Company enjoys peaceful and quiet possession of its leased premises, and is not in default or breach in any material respect under any Real Estate Lease. The Company has not received written or, to its knowledge, oral notice that any lessor under any of the leases set forth on Schedule 3.11(b) (the "Real Estate Leases") has taken action in respect of any Real Estate Lease or threatened to terminate any Real Estate Lease before the expiration date specified in such lease. The Company is entitled to the benefit of non-disturbance agreements that will permit it to continue to occupy the Leased Property leased under such Real Estate Lease in the event of a change in ownership or foreclosure upon the fee interest in such Leased Property.

                  (c) The Leased Property includes all real property necessary for the conduct of the Business as currently conducted and is adequate to conduct the operations of the Company as currently conducted. The Company does not need to own or lease any other real property to conduct the Business as currently conducted.

                  (d) To the knowledge of the Company, none of the buildings, plant or structures on any Leased Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are, individually and in the aggregate, immaterial. To the knowledge of the Company, all utility systems serving the Leased Property are adequate in all material respects for the Business as currently conducted. Each Leased Property has access for ingress from and egress to a public way that is adequate for the Business as currently conducted. There is no pending or, to the knowledge of the Company, threatened condemnation, eminent domain or similar proceeding with respect to any Leased Property.

            3.12  PERSONAL PROPERTY AND ASSETS.

                  (a) The Company has good title to or a valid leasehold or license interest in each item of personal property used by it in the Business, free and clear of all Liens, other than Permitted Liens. All material tangible assets of the Company are in good operating condition and repair, normal wear and tear excepted, and are adequate to conduct the operations of the Company as currently conducted. The assets and properties (including Intellectual Property) of the Company include all assets and properties (including Intellectual Property) necessary for or currently used in the conduct of the Business, and are adequate in all material respects to conduct the operations of the Company as currently conducted.

                  (b) Schedule 3.12(b) sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $50,000 relating to personal property used in the Business or to which the Company is a party or by which the properties or assets of the Company are bound. The Company has a leasehold interest under each of the Personal Property Leases under which it is a lessee that is valid and enforceable in accordance with its terms against the Company and, to the knowledge of the Company, any other party thereto and neither the Company nor, to the knowledge of the Company, any other party to the Personal Property Leases has exercised any termination rights with respect thereto.

            3.13  INTELLECTUAL PROPERTY.

                  (a) As used herein "Intellectual Property" means all intellectual property rights of every kind and related priority rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention: (i) patents, patent applications, patent/invention disclosures and inventions, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names (in each case, whether registered or unregistered) and other source or business identifiers, and all applications, registrations, renewals and extensions thereof, (iii) copyrights (registered or unregistered) and moral rights, and all registrations, applications, renewals, extensions and reversions thereof, (iv) computer programs (whether in source code or object code, and including any and all software implementations of algorithms, models and methodologies), data, databases, compilations, user interfaces, development tools, report formats, templates, firmware and documentation (including user manuals and other training documentation) related to any of the foregoing in this clause (iv) (collectively, "Software"), (v) trade secrets and other confidential or proprietary information or materials (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, concepts, ideas, processes, techniques, formulae, compositions, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information) (collectively, "Trade Secrets"), (vi) World Wide Web addresses and domain name registrations,
(vii) works of authorship including computer programs, source code and executable code, whether embodied in Software, firmware or otherwise, documentation, designs, files, records, data and mask works and any rights in semiconductor masks, layouts, architectures or topography, and (viii) goodwill associated with any of the foregoing.

                  (b) As used herein "Company Intellectual Property" means all Intellectual Property used in or necessary for the conduct of the business of the Company, or owned or held for use by the Company.

                  (c) As used herein "Intellectual Property License" means (i) any grant by the Company to another Person of any license, sublicense, right, permission, consent or non-assertion relating to or under any Company Intellectual Property and (ii) any grant by another Person to the Company of any license, sublicense, right, permission, consent or non-assertion relating to or under any Intellectual Property owned by a third Person.

                  (d) Schedule 3.13(d) contains a complete and accurate list of: (a) all issued patents, and all pending applications for patents, owned by Company; (b) all registered trademarks, and all pending applications for trademarks, owned by Company; (c) all registered copyrights, and all pending applications for copyrights, owned by Company; and (d) all domain names registered by Company; and further lists (x) the record owner of each such item of Intellectual Property; (y) the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed; and (z) the registration or application date, as applicable, for each such item of Intellectual Property. Schedule 3.13(d) contains a complete and accurate list of all Intellectual Property Licenses and other rights granted by the Company to any Person with respect to any Company Intellectual Property and all Intellectual Property Licenses and other rights granted by any Person to the Company with respect to any Company Intellectual Property (for this purpose, excluding so-called "off-the-shelf," "shrink wrap" Software licensed to the Company in the ordinary course of business for a fee not exceeding $10,000 in payment by the Company ("Off-the-Shelf Software") and excluding any implied licenses granted or obtained through product sales or purchases). The Company is not required to pay any royalties or other compensation to any third Person in respect of its ownership or use of any Company Intellectual Property, other than payments in the ordinary course of business for Off-the-Shelf Software, or as otherwise listed in Schedule 3.13(d).

                  (e) The Company owns, solely and exclusively, or possesses valid and sufficient legal rights to use, sell, license and otherwise commercially exploit, as the case may be, all Company Intellectual Property and Intellectual Property licensed to the Company under Intellectual Property Licenses as the same is used, sold, licensed and otherwise commercially exploited by the Company in the Business as presently conducted. The Company (including the Company's business practices, methods and operations) has not violated, infringed or misappropriated, and is not violating, infringing or misappropriating, any Intellectual Property or privacy or publicity rights of any other Person, and the Company has no knowledge of any violation, infringement or misappropriation by any Person of any Company Intellectual Property. The Company has not received any written or, to the knowledge of the Company, oral notice from any Person claiming any violation, infringement or misappropriation of any other Person's Intellectual Property rights. The Company Intellectual Property owned by the Company, and all of the Company's rights in and to the Company Intellectual Property, are valid and enforceable. Each of the Intellectual Property Licenses is valid and enforceable in accordance with its terms against the Company and, to the knowledge of the Company, the other party to such Intellectual Property License.

                  (f) No item of Company Intellectual Property owned by the Company is registered with, or required to be registered with, any Governmental or Regulatory Authorities in the United States or in any foreign jurisdictions.

                  (g) The Company has taken reasonable measures (consistent with the measures generally taken in the industry in which the Company operates) to protect its rights in, and the confidentiality of, the Company Intellectual Property that constitutes a Trade Secret and any other confidential information of the Company (and any confidential information owned by a third Person to whom the Company has a confidentiality obligation). No Trade Secret included in the Company Intellectual Property has been authorized to be disclosed or, to the knowledge of the Company, has been actually disclosed by the Company to any third Person other than pursuant to a written non-disclosure agreement restricting the disclosure and use of the Company Intellectual Property. Each employee, consultant and independent contractor of the Company involved in creating or developing any products, services or Intellectual Property related to the Business has entered into a written non-disclosure and invention assignment agreement with the Company in a form provided to Parent prior to the date hereof or substantially similar thereto. To the knowledge of the Company, no employee, consultant or independent contractor of the Company is obligated under any agreement or commitment, or subject to any judgment, decree or order of any court or administrative agency, that could be reasonably expected to interfere with such employee's, consultant's or independent contractor's duties to the Company with respect to the Company Intellectual Property, or that could reasonably be expected to conflict with the Business as currently conducted.

                  (h) All of the Company's rights, title and interest in and to the Company Intellectual Property owned by the Company are free and clear of all Liens, other than Permitted Liens.

                  (i) No open source or public library Software (or other Software having similar licensing or distribution models), including any version of any Software licensed pursuant to any GNU public license, was used in the development or modification of any Software owned by the Company that is incorporated into or utilized by any products of the Company where, as a result of the use of such open source or public library Software (or other Software having similar licensing or distribution models), the Company is obligated to make available to third parties other than its customers any source code for the proprietary Software owned by the Company that is incorporated into or utilized by such products. Except as set forth on Schedule 3.13(d), the Company has not licensed or provided to any third Person, or otherwise permitted any third Person to access or use, any source code or related materials for any Software developed by or for the Company. The Company is not currently a party to any source code escrow agreement or any other agreement (or a party to any agreement obligating the Company to enter into a source code escrow agreement or other agreement) requiring the deposit of source code or related materials for any such Software.

            3.14 ACCOUNTS AND NOTES RECEIVABLE. All accounts and notes receivable of the Company, including unbilled and accrued receivables, are determined in accordance with GAAP and arose out of bona fide transactions in the ordinary course of business. All accounts and notes receivable of the Company reflected on the audited, consolidated balance sheets of the Company as at the Latest Audited Financial Statement Date, including unbilled and accrued receivables, (a) are valid and enforceable claims, (b) are not subject to set off or counterclaim, and (c) are collectible in the ordinary course of business (assuming collection activities are consistent with the Company's past practices) in the aggregate recorded amounts thereof, net of the reserves shown on the most recent Financial Statements set forth in Section 3.7(a). All accounts and notes receivable of the Company arising after the Latest Audited Financial Statement Date and reflected in the calculation of Closing Working Capital, including unbilled and accrued receivables, (i) are valid and enforceable claims, (ii) are not subject to set off or counterclaim, and (iii) are collectible in the ordinary course of business (assuming collection activities consistent with the Company's past practices) in the aggregate recorded amounts thereof, net of any applicable reserve.

            3.15 WARRANTY CLAIMS. There are, and since January 1, 2005, there have been, no claims against the Company alleging any defects in the Company's services or products, or alleging any failure of the products or services of the Company to meet applicable specifications, warranties or contractual commitments. The Company's liability for breach of warranty is limited to repair or replacement of products or nonconforming parts. The Company's liability for any breach of warranty for products manufactured or services provided prior to Closing shall not exceed the warranty reserve set forth in the most recent financial statements set forth in Section 3.7(a). The Company's products are free from material defects and perform in accordance in all material respects with all applicable specifications, warranties and contractual commitments. The Company has no liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, assembled, repaired, maintained, delivered, sold or installed, or services rendered, by or on behalf of the Company. The Company has not sold any products or delivered any services that included a warranty for a period of longer than one (1) year.

            3.16 BUSINESS RELATIONSHIPS. Schedule 3.16(i) sets forth a list of all customers that accounted for at least $2,000,000 of consolidated net sales by the Company during the twelve (12) calendar months ended as of April 30, 2007. No such customer has provided to the Company any written or, to its knowledge, oral notice that such customer will not continue purchasing, without significant reductions, products and services from the Company. No supplier, vendor or service provider has provided the Company with any written or, to its knowledge, oral notice that such supplier, vendor or service provider will not continue after the Closing to sell the products and provide the services to the Company currently sold and provided by them at the same or similar terms and conditions. The Company, the Company's relationships with such customers, suppliers, vendors and service providers are good commercial working relationships. During the previous eighteen (18) months, no customer representing more than $2,000,000 of consolidated annualized revenues and no supplier, vendor or service provider (a) has terminated or, to the knowledge of the Company, threatened to terminate, its relationship with the Company (excluding the expiration of any Contract governing such relationship pursuant to its terms), (b) has decreased or limited materially or, to the knowledge of the Company, threatened to decrease or limit materially, the services, supplies or materials supplied to or purchased from the Company as a result of the quality of the products or services of the Company, or (c) has materially changed or, to the knowledge of the Company threatened to change materially, its business relationship with the Company (including the pricing or terms of its business) as a result of the quality of the products or services of the Company.

            3.17 REGULATORY AND LEGAL COMPLIANCE. The Company is in compliance in all material respects with all Legal Requirements. Since January 1, 2003, the Company has not received any written or, to its knowledge, oral notice from any Governmental or Regulatory Authority or any other Person of any alleged violation or noncompliance with any Legal Requirement. As used herein, the term "Legal Requirements" means, with respect to any Person, all foreign, federal, state and local statutes, laws, ordinances, judgments, decrees, orders, rules, regulations, policies and guidelines applicable to such Person, including the Foreign Corrupt Practices Act of 1977, as amended, and the regulations promulgated thereunder, the regulations promulgated by the General Services Administration and the laws and the regulations relating to export controls. The Company maintains an accredited Sensitive Compartmented Information Facility for the handling of classified information concerning or derived from intelligence sources, methods, or analytical processes that complies with all Legal Requirements. All Company personnel who have had access to classified information have possessed the security clearance required under all applicable Legal Requirements for such access.

            3.18 LICENSES AND PERMITS. Schedule 3.18 sets forth all licenses, permits, authorizations, franchises and certifications of Governmental or Regulatory Authorities held by the Company or that are material to the Business. The Company is in compliance in all material respects with all such licenses, permits, authorizations, franchises and certifications, all of which are in full force and effect and will be in full force and effect immediately after giving effect to the Transactions, subject to obtaining the Required Consents, if any. No event has occurred that, with notice or the lapse of time or both, would constitute a default or violation, in any material respect, of any term, condition or provision of any such license, permit, authorization, franchise or certification, and to the knowledge of the Company, there are no facts or circumstances that could reasonably be expected to form the basis for any such default or violation. There are no other licenses, permits, authorizations, franchises or certifications that are material to the Company or the Business that the Company is required to obtain. The Company does not have knowledge of any threatened suspension, revocation or invalidation of any such licenses, permits, authorizations, franchises or certifications, or any reasonable basis therefor.

            3.19  TAX MATTERS.

                  (a) DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                        (i) "Tax" or "Taxes" means (i) all taxes, charges, fees, levies, penalties, additions or other assessments imposed by any foreign, federal, state or local taxing authority, including income, excise, property, sales, use, transfer, franchise, payroll, withholding, value added, social security or other taxes, and (ii) any interest, penalties or additions attributable to any item described in clause (i).

                        (ii) "Tax Returns" means all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes and any schedules attached to or amendments of (including refund claims with respect to) any of the foregoing.

                  (b) Except as set forth on Schedule 3.19(b) hereto: (i) all material Tax Returns required to be filed by or on behalf of the Company or Holdings have been duly filed on a timely basis; (ii) such Tax Returns are true, complete and correct in all material respects; (iii) all material Taxes owed by the Company or Holdings for or with respect to any taxable period or partial taxable period ending on or before the Closing Date, whether or not stated as due on such Tax Returns (including Taxes withheld from employees' salaries and all other withholding Taxes and obligations and deposits required to be made by or with respect to the Company), have been paid or will be timely paid by the Company or Holdings prior to the Closing Date unless such Taxes are reflected in Closing Working Capital as finally determined pursuant to Section 1.8; (iv) true and complete copies of each material Tax Return of the Company including each material franchise or excise Tax Return based on income filed for the last three
(3) taxable years have been made available to the Parent; (v) neither the Company nor Holdings (A) has ever been audited or received notice of initiation thereof by any governmental taxing authority for which the statute of limitations for assessment of Taxes remains open, (B) has ever extended any applicable statute of limitations regarding Taxes for which the statute of limitations for assessment of Taxes remains open, (C) is liable, contractually or otherwise, for the material Taxes of any other Person (other than withholding Taxes arising in the ordinary course of business), (D) except in connection with the conversion to an accrual method of accounting as a result of the Transactions, will be required to include any item of income in, or exclude any item of deduction from, its taxable income for any taxable period (or portion thereof) ending after the date hereof as a result of any change in method of accounting for a taxable period ending on or prior to the date hereof under
Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law), "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the date hereof, installment sale or open transaction disposition made on or prior to the date hereof, or prepaid amount received on or prior to the date hereof, (E) has ever participated in the filing of any consolidated, combined or unitary Tax Return, and (F) is currently the beneficiary of any extension of time within which to file any Tax Return, and (vi) the Company and Holdings have complied in all material respects with all applicable laws relating to the payment and withholding of Taxes, and has duly and timely withheld and paid over to the appropriate taxing authority all material amounts required to be so withheld and paid under all applicable laws.

                  (c) From the date of its organization and until such time as it is converted into a limited liability company, the Company continuously has had in effect a valid election to be taxed as an S corporation for federal and all applicable state law purposes. From the date of its organization, Holdings continually has had in effect a valid election to be taxed as an S corporation for federal and all applicable state law purposes. Neither the Company nor Holdings has any potential liability under Section 1374 of the Code or is, or has ever been, subject to the passive income tax under Section 1375 of the Code.

                  (d) Neither the Company nor Holdings has engaged in a transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a reportable transaction, as set forth in Treasury Regulation Section 1.6011-4(b).

                  (e) Neither the Company nor Holdings has any interest in or is not subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes. The Company is not a successor to any other Person by way of merger, reorganization or similar transaction.

                  (f) There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or Holdings.

                  (g) As of the date hereof, neither the Company nor Holdings has knowledge of any conditions that exist that could reasonably be expected to prevent or impede (i) the Initial Reorganization from qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Code; or (ii) the Merger and the Subsequent Merger, taken together, from qualifying as a reorganization within the meaning of Section 368(a)(2)(D) of the Code.

            3.20 LITIGATION. Except as set forth on Schedule 3.20, no action, arbitration, suit, claim, inquiry, proceeding or investigation (each, a "Legal Proceeding") is pending or, to the knowledge of the Company, threatened against the Company, or, to the knowledge of the Company, pending or threatened against any stockholder, officer, director or employee of the Company in relation to the affairs of the Company (including any Legal Proceeding relating to any Transaction Documents or Transactions), nor to the knowledge of the Company is there any reasonable basis for any such Legal Proceeding. The Company is not subject to any order, injunction, judgment, subpoena, decree or ruling of any Governmental or Regulatory Authority.

            3.21  EMPLOYEES AND COMPENSATION.

                  (a) The Company is in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices in the jurisdictions within which it operates including the Age Discrimination in Employment Act of 1967, as amended, the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, as amended, ERISA, the Code and state fair employment practices laws.

                  (b) The Company's employees are not represented by a union, and there is no labor strike, dispute, arbitration, grievance, slowdown, stoppage, organizational effort, dispute or proceeding by or with any employee or former employee of the Company or any labor union pending or, to the knowledge of the Company, threatened against the Company. There has been no "mass layoff" or "plant closing" as defined in the Worker Adjustment and Retraining Notification Act ("WARN") with respect to the Company or any of its subsidiaries within six (6) months prior to Closing.

                  (c) There are no employment or consulting Contracts or arrangements (other than those terminable at will without liability to the Company) with any employees or consultants of the Company other than as described on Schedule 3.9. Schedule 3.21 sets forth a complete list, as of the date of this Agreement, of all employees of and consultants to the Company, with annual compensation in excess of $50,000, showing date of hire, hourly rate or salary or other basis of compensation and job function, all as of the date of this Agreement, and other benefits accruing pursuant to the Company's standard policies, including paid time off or vacation pay. The Company has not received any written or, to its knowledge, oral notice that any officer or key employee of the Company intends to terminate his or her employment with the Company.

            3.22  ERISA; COMPENSATION AND BENEFIT PLANS.

                  (a) Schedule 3.22(a) sets forth all material employee compensation and benefit plans, agreements, commitments, programs, practices, policies or arrangements of any type (including all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) providing cash or equity-based compensation or incentives (such as stock options, phantom stock, and stock purchase or stock appreciation rights), health, medical, dental, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), disability, accident or life insurance benefits or vacation, severance, change in control, retention, deferred compensation, retirement, pension or savings benefits that are sponsored, offered, maintained or contributed to by the Company for the benefit of current or former employees or directors of the Company, or with respect to which the Company has or may have any liability, whether direct or indirect, actual or contingent (including liabilities arising from any subsidiaries, Affiliates or any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer with any of them under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA ("ERISA Affiliate")) (collectively, the "Benefit Plans"), and includes a written description of all oral Benefit Plans.

There are no material compensation or benefit plans, agreements, commitments, practices or arrangements of any type providing compensation or benefits to employees or directors of the Company, or with respect to which the Company or any ERISA Affiliate may have any liability, contingent or otherwise, other than the Benefit Plans.

                  (b) With respect to each Benefit Plan, the Company or its ERISA Affiliate has delivered and made available to the Parent true and complete copies of: (i) any and all plan documents, manuals, texts, agreements and amendments thereto (including adoption agreements, trust agreements, insurance Contracts and investment management agreements currently in effect); (ii) any and all material written descriptions of Benefit Plans circulated generally among participants (including all summary plan descriptions and summary of material modifications thereto currently in effect); (iii) the three most recent Form 5500 series annual returns and all schedules thereto, if applicable; (iv) the most recent annual and periodic accounting of plan assets, if applicable;
(v) the most recent determination letter received from the Internal Revenue Service (the "Service"), if applicable; and (vi) in the case of any unfunded or self-insured plan or arrangement, the most recent actuarial report and a current estimate of accrued and anticipated liabilities thereunder.

                  (c) Except as otherwise provided on Schedule 3.22(c) with respect to each Benefit Plan: (i) if intended to qualify under Section 401(a) of the Code, the Service has issued a favorable opinion letter upon which the Company is entitled to rely under Service pronouncements, that such plan document meets the qualification requirements of Section 401(a) of the Code, and to the knowledge of the Company such opinion letter has not been revoked, (ii) the Company has no knowledge of any events or conditions since the issuance of such opinion letter that could reasonably be expected to cause the loss of the Tax-qualified status of such plan (iii) such plan has been administered, maintained and operated in material compliance with its terms and all applicable Legal Requirements including, but not limited to, ERISA and the Code; (iv) no breach of fiduciary duty has occurred, nor has the Company, any ERISA Affiliate or any "fiduciary" (as such term is defined in Section 3(21) of ERISA) engaged in any conduct, that would result in the assessment of any Taxes or penalties under Sections 4976 through 4980 of the Code or under Section 502(i) or 502(l) of ERISA; (v) no disputes, actions, suits, claims or arbitrations (other than claims for benefits in the ordinary course) nor to the knowledge of the Company are any audits or investigations by any Governmental or Regulatory Authority pending or threatened; (vi) no "prohibited transaction" (within the meaning of either Section 4975(c) of the Code or Section 406 of ERISA) has occurred with respect to which the Company, any ERISA Affiliate or any Benefit Plan may be liable or otherwise damaged; (vii) all contributions, premiums, and other payment obligations have been accrued on the Financial Statements of the Company if required by and in accordance with GAAP, and, to the extent due, have been made on a timely basis; (viii) all contributions or benefit payments made or required to be made under such plan meet the requirements for deductibility under the Code to the extent intended to be deductible; (ix) the Company and its ERISA Affiliates have prepared in good faith and timely filed all requisite governmental reports including, but not limited to, Form 5500 series annual returns, any related schedules, attachments and audit reports; (x) the Company and its ERISA Affiliates have properly and timely distributed or posted all notices and reports to current and former employees and their beneficiaries as required under all applicable Legal Requirements including, but not limited to,

ERISA and the Code; (xi) each such plan may be terminated by the Company in accordance with its terms; and (xii) no such plan requires the Company or any ERISA Affiliate to continue to employ any employee or director.

                  (d) Neither the Company nor any ERISA Affiliate has, or at any time in the past had, an obligation to contribute to or incurred any liability with respect to a "multiemployer plan" within the meaning of Section 3(37) of ERISA or a pension plan subject to Title IV of ERISA or Section 412 of the Code.

                  (e) With respect to each Benefit Plan that is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA: no such plan provides medical or death benefits with respect to current or former employees or directors of the Company of any ERISA Affiliate beyond thirty (30) days following their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and Section 4980B(f) of the Code or similar state laws, (ii) each such plan has been administered in material compliance with Sections 601-609 of ERISA and Section 4980B(f) of the Code; (iii) no such plan is or is provided through a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA; and (iv) no such plan has reserves, assets, surpluses or prepaid premiums in violation of Sections 419 or 419A of the Code.

                  (f) Except as set forth on Schedule 3.22(f)-1, the consummation of the Transactions contemplated by this Agreement, either alone or in combination with another event, will not (i) entitle any current or former employee, consultant, officer or director to severance pay, retention bonuses, or change in control payments or bonuses, (ii) accelerate the time of payment, funding or vesting under any Benefit Plan, or (iii) increase the amount of compensation or benefits due to any current or former employee, consultant, officer or director. Except as set forth on Schedule 3.22(f)-2, the Company has no obligation to make payments that are contingent upon the consummation of the Transactions contemplated by this Agreement that will constitute "excess parachute payments" that will be nondeductible under Section 280G of the Code or subject to the excise Tax under Section 4999 of the Code.

                  (g) Neither the Company nor any ERISA Affiliate has any obligation to establish any new Benefit Plan or to amend or modify any Benefit Plan, except to the extent required to conform any Benefit Plan to the requirements of any applicable Legal Requirements including, but not limited to, ERISA and the Code.

                  (h) Except as described on Schedule 3.22(h), neither the Company nor any ERISA Affiliate has granted, or is a party to, any contract that grants any compensation, equity award, or bonus, that fails to comply with the provisions of Section 409A of the Code and the regulations issued thereunder.

                  (i) No Benefit Plan is required to be maintained or contributed to by any applicable Legal Requirement of a jurisdiction outside of the United States.

            3.23 ENVIRONMENTAL MATTERS. The use by the Company of its premises and assets, the Company's occupancy and operation thereof, and the conduct of the Company's operations and business, are and at all times have been in compliance in all material respects with all applicable Legal Requirements relating to pollution, environmental protection, hazardous substances and related matters. The Company has received no written allegations of any liabilities under any Environmental Law and the Company has no knowledge of any such allegations pending or threatened. For purposes of this Section 3.23, "hazardous substance" shall mean oil, petroleum or any fraction of petroleum or any other substance that is included within the definition of a "hazardous substance", "pollutant", "toxic substance", "toxic waste", "hazardous waste", "contaminant" or other words of similar import in any environmental Legal Requirement, and "Environmental Law" means any and all federal, state, foreign, interstate, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, decrees, requirements of any Governmental or Regulatory Authority, any and all common law requirements, rules and bases of liability regulating, relating to, or imposing liability or standards of conduct concerning pollution, hazardous substances or protection of human health, safety or the environment, as currently in effect.

            3.24 INSURANCE. Schedule 3.24 sets forth all insurance policies under which the Company is insured, the name of the insurer of each policy, the type of policy provided by such insurer, the amount, scope and period covered thereby and a description of any material claims made thereunder. Such insurance policies are valid and in full force and effect and for such amounts as are (a) sufficient for all Legal Requirements and otherwise required by any agreements to which the Company is a party or by which it is bound, and (b) reasonable for the Business, assets and properties of the Company. All premiums due to date under such policies have been paid, no default by the Company or, to the knowledge of the Company, any other party exists thereunder and, with respect to any material claims made under such policies, no insurer has (i) given any written or, to the knowledge of the Company, oral notice to the Company or the Selling Stockholders of any "reservation of rights", or (ii) refused to cover all or any portion of such claims. The Company has not received any notice of any proposed increase in the premiums payable for coverage, or proposed reduction in the scope (or discontinuation) of coverage, under any of such insurance policies and, to the knowledge of the Company, no event has occurred which could reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a prospective upward adjustment in such premiums. To the knowledge of the Company, no event has occurred which limits or impairs the rights of the Company under any such insurance policies.

            3.25 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 3.25 and except as contemplated by the Sale Bonus Plan, (a) the Company is not a party to any Contract or arrangement with, or indebted, either directly or indirectly, to any of its (i) officers, directors, stockholders, or any of their respective relatives or Affiliates, or (ii) employees, other than compensation and benefits arrangements between the Company, as employer, and such Person, as employee, in the usual, regular and ordinary course of business, and (b) (i) none of such officers, directors or stockholders and (ii) to the knowledge of the Company, none of its employees or any of the relatives or Affiliates of its officers, directors or stockholders: (A) is indebted to the Company or has any direct or indirect ownership interest in, or any contractual or business relationship (whether written or oral) with, any Person with which the Company is or was Affiliated or with which the Company has a business relationship, or any Person which, directly or indirectly, competes with the Company, (B) has any claim or cause of action against the Company, or (C) owns any interest in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company. As used herein, "Affiliate" has the meaning ascribed to it in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

            3.26 ABSENCE OF MATERIAL UNDISCLOSED LIABILITIES. Except as set forth on Schedule 3.26 and except for (a) accounts payable, accrued expenses and other liabilities or obligations specifically reflected and reserved against on the Financial Statements as at the Latest Audited Financial Statement Date and other similar amounts incurred in the ordinary course of business since the Latest Audited Financial Statement Date or (b) liabilities incurred pursuant to the terms of or expressly contemplated by this Agreement, the Company does not have any material liabilities or obligations, whether absolute, accrued, contingent or otherwise, and whether due or to become due.

            3.27 BROKERS. Except as set forth on Schedule 3.27, no finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Selling Stockholders or the Company in connection with the negotiation or consummation of this Agreement or the Transactions and no such Person is entitled to any fee, payment, commission or other consideration in connection therewith as a result of any arrangement made by any of them.

            3.28 EXPORT CONTROLS. The Company has not exported, and does not export, any products or services outside of the United States that required or requires the registration by the Company with the Directorate of the Defense Trade Control. The Company does not have a customer, supplier or distributor relationship with, or is a party to any agreement with, any Person (a) organized or domiciled in or that is a citizen of, the Balkans, Burma (Myanmar), Cuba, Iran, Liberia, North Korea, Sudan, Syria or Zimbabwe (including any Governmental or Regulatory Authority within any such country), or (b) that appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Controls in the United States Department of the Treasury, or in the Annexes to the United States Executive Order 13224 - Blocking Property and Prohibiting Transactions with Person Who Commit, Threaten to Commit, or Support Terrorism.

            3.29 CERTAIN PAYMENTS. Neither the Company nor, to the knowledge of the Company, any director, officer, consultant, employee, or other Person associated with or acting on behalf of any of them, has directly or indirectly
(a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, domestic or foreign, regardless of form, whether in money, property, or services (i) in violation of any Legal Requirements, or (ii) to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns,
(b) violated any applicable export control, money laundering or anti-terrorism Legal Requirement, or otherwise taken any action that would be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or (c) established or maintained any fund or asset with respect to the Company that has not been recorded in the books and records of the Company.

            3.30 PURCHASE COMMITMENTS. Schedule 3.30 identifies the Persons that represent, in the aggregate, at least eighty percent (80%) of the current written commitments (whether pursuant to an agreement or purchase order) to purchase existing products or services or products or services being developed by the Company or any of its Affiliates (the "Purchase Commitments"). The Company has made available to the Parent correct and complete copies of all documents evidencing such Purchase Commitments. The Company has no oral commitments to purchase existing products or services or products or services being developed by the Company or any of its Affiliates. All such Purchase Commitments (a) are in full force and effect, have not been withdrawn, amended, modified or terminated and are enforceable in accordance with their terms against the Company and, to the knowledge of the Company, against any other party thereto by the Company, and (b) upon consummation of the Transactions, will be enforceable in accordance with their terms against the Company and, to the knowledge of the Company, against any other party to such Purchase Commitments. To the knowledge of the Company, no fact, condition or circumstance exists that would give any party the right to withdraw, amend, modify or terminate any Purchase Commitment and no Person has given any notice to the Company or the Selling Stockholders, and neither the Company nor the Selling Stockholders has any reasonable basis to believe that any Person intends to withdraw, amend, modify or terminate any Purchase Commitment.

            3.31 CORPORATE RECORDS. The Company has delivered or made available (or will deliver and make available in the case of Holdings) to the Parent copies of: (a) the Company's articles of incorporation and by-laws, including all amendments thereto; (b) Holdings' certificate of incorporation and bylaws, including all amendments thereto; (c) the records of issuance and transfer of the Shares; (d) the records of issuance and transfer of the Holdings Shares; (e) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders and directors of the Company, and all committees thereof; and (f) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting of the stockholders and directors of Holdings, and all committees thereof. There has been no violation of any provision of the articles or certificates of incorporation or by-laws of the Company or Holdings. Neither the Company nor Holdings has taken any action that is inconsistent with any resolution adopted by its shareholders and directors or any committee thereof. All stock transfer Taxes levied, if any, or payable with respect to all transfers of Shares prior to the date of this Agreement have been (or will be in the case of Holdings Shares) paid and appropriate transfer Tax stamps affixed, if any.

            3.32 BANKS; POWER OF ATTORNEY. Schedule 3.32 contains a complete and correct list of the names and locations of all banks in which Company has accounts or safe deposit boxes and the names of all Persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 3.32, no Person holds a power of attorney to act on behalf of the Company. Holdings will not maintain any accounts or safe deposit boxes or grant any powers of attorney.

            3.33 STOCKHOLDERS' REPRESENTATIVE. The execution, delivery and performance by the Stockholders' Representative (on behalf of the Selling Stockholders) of the Transaction Documents and the consummation by the Stockholders' Representative (on behalf of the Selling Stockholders) of the Transactions are within the power and authority granted to the Stockholders' Representative by the Selling Stockholders. Each of the Transaction Documents to which the Stockholders' Representative is or will be a party has been and will be duly executed and delivered by the Stockholders' Representative on behalf of the Selling Stockholders constitutes the legal, valid and binding obligation of the Stockholders' Representative, enforceable against her in accordance with its terms. Each of the Selling Stockholders has appointed the Stockholders' Representative as his, her or its representative, agent and attorney-in fact to enter into the Transaction Documents and to perform all of such Selling Stockholder's obligations and to exercise all of such Selling Stockholder's rights thereunder pursuant to a validly executed appointment hereunder, and the Stockholders' Representative has accepted each such appointment. A decision, act, consent or instruction of the Stockholders' Representative relating to the Transaction Documents shall constitute a decision for each Selling Stockholder and shall be final, binding and conclusive upon each Selling Stockholder, and the Parent may conclusively rely upon such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each Selling Stockholder.

            3.34 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in Article 2, this Article 3, or any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty, express or implied, at law or in equity, in respect of the Company or any of its assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.


                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

            The Parent represents and warrants to the Selling Stockholders in this Article 4 as follows:

            4.1 ORGANIZATION AND AUTHORITY; CONSENTS; NO-CONFLICT. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Parent has full power and authority, and has taken all required action on its part (including board approval) necessary to permit it, to execute and deliver and to perform its obligations under and to consummate the Transactions contemplated by, the Transaction Documents to which the Parent is or will be a party. Upon its execution of the Acquisition Sub Joinder Agreement and at the Closing, the Acquisition Sub will be a corporation validly existing and in good standing under the laws of the State of Delaware and will have full power and authority and will have taken all required action on its part (including board approval) necessary to permit it to execute and deliver and to perform its obligations under and to consummate the Transactions contemplated by the Transaction Documents to which the Acquisition Sub is or will be a party. The Merger Sub is a corporation validly existing and in good standing under the laws of the State of Delaware and has full power and authority and has taken all required action on its part (including board approval) necessary to permit it to execute and deliver and to perform its obligations under and to consummate the Transactions contemplated by the Transaction Documents to which the Merger Sub is or will be a party. Except for a periodic report on Form 8-K to be filed by the Parent with the SEC and as specified on Schedule 4.1, no consent, order, authorization, approval, declaration or filing, including any consent, approval or authorization of or declaration or filing with any Governmental or Regulatory Authority or any party to any Contract with the Parent, Acquisition Sub or Merger Sub is required on the part of the Parent, Acquisition Sub or Merger Sub for or in connection with the consummation of the Transactions, the execution, delivery or performance of this Agreement and the other Transaction Documents to which either of them is or will be a party. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Parent, Acquisition Sub or Merger Sub is or will be a party will not result in any violation of, be in conflict with, constitute a default under, or cause or give rise to any right of acceleration of any obligation or loss or impairment of any rights or benefits under, any Legal Requirement, Contract, instrument, charter, by-laws, operating agreement, partnership agreement, organizational document, license, permit, authorization, franchise or certification to which the Parent, Acquisition Sub or Merger Sub, as applicable, is or will be a party or by which the Parent, Acquisition Sub or Merger Sub, as applicable, is or will be bound, or result in the creation of any Liens upon any properties or assets of the Parent.

            4.2 VALIDITY AND ENFORCEABILITY. This Agreement is, and each of the other Transaction Documents to which the Parent is a party shall be, when executed and delivered by the Parent, the valid and binding obligations of the Parent enforceable in accordance with its terms, (a) except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirement of general application affecting the rights and remedies of creditors and by principles of public policy, and (b) subject to general principles of equity, and the availability of remedies of specific performance and injunctive relief that may be subject to the discretion of the court before which any Legal Proceeding for such remedies may be brought. Upon execution of the Acquisition Sub Joinder Agreement and at the Closing, this Agreement is, and each of the other Transaction Documents to which the Acquisition Sub will be a party shall be, when executed and delivered by the Acquisition Sub, the valid and binding obligations of the Acquisition Sub, as applicable, enforceable in accordance with its terms, (a) except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirement of general application affecting the rights and remedies of creditors and by principles of public policy, and (b) subject to general principles of equity, and the availability of remedies of specific performance and injunctive relief that may be subject to the discretion of the court before which any Legal Proceeding for such remedies may be brought. This Agreement is, and each of the other Transaction Documents to which the Merger Sub will be a party shall be, when executed and delivered by the Merger Sub, the valid and binding obligations of the Merger Sub, as applicable, enforceable in accordance with its terms, (a) except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirement of general application affecting the rights and remedies of creditors and by principles of public policy, and (b) subject to general principles of equity, and the availability of remedies of specific performance and injunctive relief that may be subject to the discretion of the court before which any Legal Proceeding for such remedies may be brought.

            4.3 LITIGATION. No Legal Proceeding against the Parent, Acquisition Sub or Merger Sub is pending or, to the knowledge of the Parent, threatened against the Parent, Acquisition Sub or Merger Sub, which would reasonably be expected to affect the legality, validity or enforceability of this Agreement or the Transaction Documents or interfere with the Parent's, Acquisition Sub's or Merger Sub's ability to consummate the Transactions contemplated hereby.

            4.4 BROKERS. Except as set forth on Schedule 4.4, no finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Parent in connection with the negotiation or consummation of this Agreement or the Transactions and no such Person is entitled to any fee, payment, commission or other consideration in connection therewith as a result of any arrangement made by any of them.

            4.5 FINANCIAL ABILITY. At the time of the Closing, the Parent will have immediately available funds sufficient to consummate the Transactions contemplated by this Agreement, including the payment of all fees and expenses payable by the Parent in connection with the Transactions contemplated by this Agreement.

            4.6 EQUITY CONSIDERATION. The Equity Consideration, issued or to be issued as of the Closing Date, will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

            4.7 FINANCIAL STATEMENTS. All financial statements of the Parent (including the notes to such financial statements) included in the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (i) present fairly in all material respects the financial position, results of operations, changes in stockholders' equity and cash flow (as applicable) of the Parent as of the date of such financial statements and for the periods indicated and (ii) have been prepared in conformity with GAAP applied in all material respects on a consistent basis through the periods involved.

            4.8 PARENT SEC REPORTS. Except as set forth on Schedule 4.8. the Parent and its predecessor companies (excluding Identix, Inc.), have timely filed with, and furnished or otherwise transmitted to, the SEC all Parent SEC Reports required to be filed with the SEC. Each Parent SEC Report, at the time it was filed, complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Reports. As of the date of this Agreement, Parent has no reason to believe that the Registration Statement to be filed pursuant to Section 5.15 cannot be filed on Registration Statement Form S-3. As used herein, "Parent SEC Reports" means all forms, schedules, statements, reports and other documents filed by the Parent and its predecessor companies (excluding Identix, Inc.), or any of their subsidiaries under the Securities Act or the Exchange Act or otherwise filed by the Parent or any of its subsidiaries with, or furnished by the Parent or any of its subsidiaries to, the SEC, in each case since January 1, 2005.

            4.9 TAX EFFECT. As of the date hereof, neither the Parent, Acquisition Sub nor Merger Sub has knowledge of any conditions that exist that could reasonably be expected to prevent or impede (i) the Initial Reorganization from qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Code; or (ii) the Merger and the Subsequent Merger, taken together, from qualifying as a reorganization within the meaning of Section 368(a)(2)(D) of the Code.

            4.10 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as set forth in this Article 4 or any certificate delivered by the Parent pursuant to this Agreement, the Parent makes no representation or warranty, express or implied, at law or in equity, in respect of the Parent or any of its assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.


                                    ARTICLE 5

                      COVENANTS OF THE COMPANY, THE SELLING
                            STOCKHOLDERS AND HOLDINGS

            5.1 CONDUCT OF THE BUSINESS. Except as set forth on Schedule 5.1 or pursuant Section 5.12(a), the Company and Holdings will, and the Selling Stockholders will cause the Company and Holdings to, as the case may be, comply with the following covenants prior to the Closing, unless otherwise approved in writing by the Parent (which approval shall not be unreasonably withheld, delayed or conditioned).

                  (a) Selling Stockholders will, and will cause the Company and/or Holdings to, as applicable:

                        (i)   maintain its legal existence;

                        (ii) use commercially reasonable efforts to preserve the Business and its business organization intact (except as contemplated by the Pre-Closing Transactions), retain its licenses, permits, authorizations, franchises and certifications, and preserve the existing Contracts in accordance with their respective terms and goodwill of its customers, suppliers, vendors, service providers, personnel and others having business relations with it;

                        (iii) conduct its Business only in the ordinary course
            (including the collection of receivables and the incurrence and payment of payables and capital expenditures);

                        (iv) use commercially reasonable efforts to operate in such a manner as to assure that the representations and warranties of the Company, Holdings and the Selling Stockholders set forth in this Agreement will be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date;

                        (v) maintain the books, accounts and records of the Company and Holdings in the ordinary course of business;

                        (vi) comply in all material respects with all contractual and other obligations of the Company and Holdings;

                        (vii) comply in all material respects with all Legal
            Requirements;

                        (viii) consummate the Pre-Closing Transactions;

                        (ix) form Holdings and cause Holdings to execute and deliver the Holdings Joinder Agreement as soon as reasonably practicable following the date of this Agreement; and

                        (x) transfer that certain Aspen Lake Contract (2005-P185400-000) dated February 1, 2005 by and between the Company and the United States Government (the "Aspen Lake Contract") and the related Company personnel set forth on Schedule 5.1(a)(x) to BAI, Inc. on terms and conditions reasonably satisfactory to the Parent.

                  (b) Without limiting the generality of the foregoing the Selling Stockholders will not, and will cause the Company and Holdings not to:

                        (i) change its method of management or operations in any material respect;

                        (ii) dispose, acquire or license any assets or properties in an aggregate amount in excess of $33,000 or make any commitment to do so, except that the Company and the Selling Stockholders may take such actions as are necessary to transfer the Aspen Lake Contract to BAI, Inc. in accordance with Section 5.1(a)(x);

                        (iii) except for any Indebtedness incurred to make
            payments contemplated by Section 1.7(b)(ii)(C), incur any Indebtedness for borrowed money, make any loans or advances (other than employee advances, credit cards and expense reimbursements), assume, guarantee or endorse or otherwise become responsible for the obligation of any other Person, or subject any of its properties or assets to any Lien, other than Permitted Liens;

                        (iv) modify, amend, cancel or terminate any Material Contract or any other existing Contract material to the Company, Holdings or their respective Businesses;

                        (v) make any change in the compensation paid or payable to any indirect personnel of the Company or Holdings whose annual compensation is greater than $100,000 or, with respect to indirect personnel of the Company or Holdings whose annual compensation is less than $100,000, increase the compensation paid or payable to such Person to an amount greater than $100,000;

                        (vi) except for the payments contemplated by Section 1.7(b)(ii)(C), (A) increase the salary or other compensation of any director, officer or employee of the Company or Holdings, (B) grant any bonus, benefit or other direct or indirect compensation to any director, officer, employee or consultant, (C) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or Holdings or otherwise modify or amend or terminate any such plan or arrangement, or (D) enter into any employment, deferred compensation, severance, special pay, consulting, non-competition or similar Contract or arrangement with any directors or officers of the Company or Holdings (or amend any such Contract to which the Company or Holdings is a party);

                        (vii) promote, change the job title of, or otherwise
            alter in any material respect the responsibilities or duties of, any management employee or officer of the Company or Holdings;

                        (viii) enter into any Contract with respect to which the
            Company or Holdings has any liability or obligation involving more than $100,000, contingent or otherwise, or which may otherwise have any continuing effect after the Closing (other than in the ordinary course of business, and other than such liabilities or obligations that are billable directly to a client or customer of the Company or Holdings), or which may place any express limitation on the method of conducting or scope of the Business;

                        (ix) make or cause to be made any redemption, repurchase, recapitalization, reclassification, issuance, split, combination or other transaction involving the capital stock or other equity securities or interests of the Company or Holdings, or any option, warrant or right to acquire any such capital stock, equity securities or interests (except as contemplated by the Pre-Closing Transactions);

                        (x) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of, or other equity interests of, the Company or Holdings, except for any distribution for the purpose of paying taxes with respect to ownership of the Shares or the Holdings Shares and except for cash distributions to the Selling Stockholders not to exceed $400,000 in the aggregate;

                        (xi) transfer, issue, sell, pledge, encumber or dispose of any shares of capital stock or other securities of, or other equity interests in, the Company or Holdings or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of, or other ownership interests in, the Company or Holdings (except as contemplated by the Pre-Closing Transactions);

                        (xii) amend the articles of incorporation, certificate
            of formation, by-laws, operating agreement or equivalent organizational or governing documents of the Company or Holdings;

                        (xiii) make any change in its accounting practices or
            procedures, (a) except as required by GAAP or any Legal Requirements, (b) except as contemplated by the Pre-Closing

            Transactions or (c) in the case of Tax accounting methods, except where the Tax accounting method would not result in an increase in the net taxable income of the Merger Sub for any taxable period (or portion thereof) beginning after the Closing Date;

                        (xiv) except as required by law, (A) file, make or
            change any Tax election or any Tax Return (or any amendment thereof) (except as contemplated by the Pre-Closing Transactions), (B) settle or compromise any Tax claim or liability or enter into a settlement or compromise or (C) surrender any right to claim a refund of any Taxes, if such action would result in an increase in the net taxable income of the Subsequent Merger Surviving Corporation for any taxable period (or portion thereof) beginning after the Closing Date;

                  (xv) change its customer pricing, rebates or discounts, other than in the ordinary course of business;

                  (xvi) acquire any Person or the business of any Person,
            whether by merger or consolidation, purchase of assets or equity securities or any other manner;

                  (xvii) cancel or waive any rights of substantial value, or pay, discharge or settle any claim of an amount in excess of $10,000;

                  (xviii) make any capital expenditures that, individually or in the aggregate, exceed $15,000;

                  (xix) take any action with the intent of adversely affecting the ability of the parties to consummate the Transactions;

                  (xx) recognize any labor union or enter into any collective bargaining agreement;

                  (xxi) take any other action which could reasonably be expected to have a Company Material Adverse Effect, or could reasonably be expected to materially and adversely affect or detract from the value of the Company, its assets or the Business;

                  (xxii) enter into any Contract or arrangement that restrains, restricts, limits or impedes the ability of the Company to compete with or conduct any business or line of business in any geographic area or solicit the employment of any Persons;

                  (xxiii) commence or settle any Legal Proceedings;

                  (xxiv) enter into any Contract or arrangement with, make any loans to, or borrow money from, either directly or indirectly, any of its officers, directors, employees, stockholders, or any of their respective relatives or Affiliates;

                  (xxv) (A) submit any bid that, if accepted or awarded, could reasonably be expected to result in any loss to the Company (or, following Closing, the Parent or its subsidiaries), or (B) enter into any Contract which could reasonably be expected to result in any loss to the Company (or, following the Closing, the Parent or its subsidiaries); or

                  (xxvi) commit to do any of the foregoing referred to in
            clauses (i)-(xxv).


            5.2 ACCESS. Until the Closing Date, if requested by the Parent, the Company and Holdings will, and the Selling Stockholders will cause the Company and Holdings to, permit the Parent, its financing sources and their respective representatives, during normal business hours and upon reasonable prior notice, access to (a) the assets, properties, records, books of account, financial information (including working papers and data in the possession of the Company and Holdings, internal audit reports and "management letters" from its independent auditors), Contracts and other documents of the Company and Holdings and (b) with the Company's or Holdings' prior consent (which shall not be unreasonably withheld, conditioned or delayed), and so long as the Parent, its financing sources, and/or their representatives are accompanied by the Company's Chief Financial Officer or her designee, any such specific employees, advisors, consultants, other personnel, service providers, vendors or suppliers of, or others having material business relations with, the Company or Holdings as the Parent may reasonably request. Until the Closing Date, the Company and Holdings will, and the Selling Stockholders will cause the Company and Holdings to, furnish promptly to the Parent such additional data and other information as to its affairs, assets, business, properties, employees or prospects as the Parent, its financing sources or their representatives may from time to time reasonably request. The Company and the Selling Stockholders shall provide reasonable cooperation in connection with the Parent obtaining any financing in connection with the Transactions contemplated hereby. The obligations of the Company and Holdings under this Section 5.2 shall be subject to the Company's compliance with Legal Requirements, as determined in good faith by the Company based upon the written advice of legal counsel to the Company.

            5.3   EFFORTS; COOPERATION.

                  (a) The Company and the Selling Stockholders will use all reasonable efforts to cause the conditions specified in Section 8.1 to be satisfied as soon as practicable.

                  (b) The Company and the Selling Stockholders will cooperate with any reasonable request by the Parent or its financing sources in connection with the Parent's financing of the Transaction. For example, if requested by the Parent, the Company and the Selling Stockholders will reasonably assist the Parent in obtaining any mortgage, leasehold mortgage, landlord waiver, control agreement, collateral assignment or other document, instrument or agreement reasonably requested by the Parent's financing sources.

            5.4   FINANCIAL STATEMENTS.

                  (a) As soon as practicable but in no event later than the Closing Date, the Company shall obtain and deliver to the Parent the unaudited, condensed, consolidated interim financial statements of the Company as of and for the three months ended March 31, 2007 (or, in the event the Closing occurs after June 30, 2007, the six months ended June 30, 2007) and the corresponding period in the prior year, reviewed by the Company's independent auditors in accordance with Statement on Auditing Standards No. 100 "Interim Financial Information". The Selling Stockholders and the Company shall, and the Selling Stockholders shall cause the Company to, use their reasonable efforts to cause Aronson & Company, the Company's independent auditor (subject to performing the keeping-current procedures required by generally accepted auditing standards), to (A) consent to the inclusion of their report issued in connection with their audit of the Company's financial statements for the fiscal year ended December 31, 2006 in a periodic report on Form 8-K or Form 8-K/A to be filed by the Parent with the Securities and Exchange Commission (the "SEC") and their incorporation in any registration statements that may be filed by the Parent from time to time and (B) if requested in connection with any such registration statements, issue a "comfort letter" which shall state that such financial statements comply with the rules and regulations promulgated by the SEC. The Parent acknowledges and agrees that the Parent shall be responsible for all costs and expenses relating to the review, consents and comfort letters contemplated by this Section 5.4(a). For purposes of clarity, Selling Stockholders acknowledge and agree that Selling Stockholders shall be responsible for all costs and expenses relating to the preparation of the financial statements and the audit thereof required by Section 3.7.

                  (b) For the period commencing as of the date hereof and ending as of the Closing Date, the Company shall deliver to the Parent the (i) unaudited balance sheet of the Company for each monthly and quarterly period ending after the date of this Agreement, and (ii) related unaudited statements of cash flows and income for such periods. Such financial statements shall be delivered within twenty (20) days after the end of such month or quarter or, if earlier, contemporaneously with the delivery of such financial statements to the directors, stockholders or lenders of the Company and shall be prepared in accordance with the Company's past practices.

            5.5 NONSOLICITATION. From the date of this Agreement until the Closing, or, if earlier, the termination of this Agreement in accordance with its terms, neither the Company nor any of the Selling Stockholders will, and the Company and the Selling Stockholders shall not permit any of their Affiliates, directors, officers, employees, representatives or agents to, directly or indirectly, (a) solicit any offers or proposals or initiate or enter into discussions for the recapitalization or purchase of the Company or the purchase of all or any substantial portion of the equity securities or assets (including by merger or in any other form of transaction) of the Company, (b) negotiate or otherwise respond, other than to decline to enter into such negotiations or discussions, with respect to any unsolicited offer, proposal or indication of interest with respect to any such transaction or (c) furnish any information concerning the Business to any Person in connection with any such transaction. The Company and the Selling Stockholders will immediately disclose to the Parent all such unsolicited offers, proposals or indications of interest, including copies or summaries of any such offer, proposal or indication of interest. The Selling Stockholders and the Company shall (and the Selling Stockholders and the

Company shall cause their Affiliates, directors, officers, employees, representatives or agents to) immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than the Parent). The Selling Stockholders and the Company agree not to release any third party from any confidentiality agreement relating to any such transaction or the standstill provisions of any agreement to which the Company is a party.

            5.6 CONFIDENTIALITY. At all times following the Closing, no Selling Stockholder shall, directly or indirectly, disclose, divulge or make use of any trade secrets or other information of a business, financial, marketing, technical or other nature pertaining to the Company or the Business, including information of others that the Company has agreed to keep confidential, except
(a) to the extent that such information shall have become public knowledge other than by breach of this Agreement by any of the Selling Stockholders, (b) as required in connection with the performance of such Selling Stockholder's duties as an employee of the Company, (c) to the extent that disclosure of such information is required by any Legal Requirement or legal process (but only after the Selling Stockholder has provided the Company with prompt notice and the opportunity to take action against any legally required disclosure), or (d) to the extent that such information is acquired on a non-confidential basis from a Person who is not under an obligation of confidentiality to the Parent or the Company.

            5.7   NONCOMPETITION.

                  (a) During the Noncompetition Period and other than with respect to the Noncompetition Exceptions (i) no Selling Stockholder will, directly or indirectly, or as a stockholder, partner, member, manager, employee, consultant or other owner or participant in any Person other than the Company, engage in or assist any other Person to engage in, own, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, operation, management or control of, any Covered Business anywhere in the United States, or anywhere else in the world where the Company does business, (ii) no Selling Stockholder will, directly or indirectly, solicit or endeavor to entice away from the Company, or offer employment or a consulting position to, or otherwise interfere with the business relationship of the Company with, any Person who is, or was within the one (1) year period prior thereto, an employee of or consultant to the Company and (iii) no Selling Stockholder will, directly or indirectly, solicit or endeavor to entice away from the Company, endeavor to reduce the business conducted with the Company by, or otherwise interfere with the business relationship of the Company with, any Person who is, or was within the one (1) year period prior thereto, a customer or client of, supplier, vendor or service provider to, or other Person having business relations with, the Company. The foregoing shall not prevent any Selling Stockholder from making an investment and/or owning for investment purposes (A) up to three percent (3%) of the outstanding securities of a publicly traded company engaged in any Covered Business or (B) in the case of Doyle McClendon only, up to three percent (3%) of the outstanding securities of a private company, provided that, with respect to clause (B), such investment is held as a passive investment only and not with a view towards controlling or directing such private company, and provided, further that prior written notice of any such investment (including the issuer and a brief description of the business thereof shall be given to the Parent by such Selling Stockholder prior to making such investment). It is understood and agreed that, prior to entering into any Contract in respect of the transfer of the Aspen Lake Contract, Parent shall be furnished with a true, correct and complete copy of the terms and conditions of the transfer of the Aspen Lake Contract, which shall be on terms reasonably satisfactory to Parent. It is further understood and agreed that any and all consideration received by the Company or any Selling Stockholder for the Aspen Lake Contract shall remain the property of, or be transferred to and remain the property of, the Company through the Closing and shall not be taken into account in calculating the Closing Working Capital.

                  (b) For purposes of this Section 5.7, the following terms shall have the following meanings:

            "Company" means the Company, each of its subsidiaries, parents and affiliated companies, whether now existing or created in the future, and all of their respective successors or assigns.

            "Covered Business" means (i) any business in which the Company is engaged as of the Closing Date and (ii) for any Selling Stockholder that is an employee of the Company after the Closing, shall also include any business in which the Company is engaged during such Selling Stockholder's employment.

            "Noncompetition Exceptions" means (i) the transfer of the Aspen Lake Contract to BAI, Inc. and (ii) ownership of twenty-five (25%) of Key Solutions, Inc. by Doyle McClendon; provided, that Doyle McClendon shall dispose of such ownership interest in accordance with Section 5.19 hereof.

            "Noncompetition Period" means the period commencing as of the Closing and ending as of the later of (i) the three (3) year anniversary of the Closing Date, and (ii) for any Selling Stockholder that is an employee or consultant of the Company after the Closing the one (1) year anniversary of the termination of such Selling Stockholder's employment or engagement, whether by the Company or the employee.

            5.8 INJUNCTIVE RELIEF. The Company and the Selling Stockholders acknowledge that any breach or threatened breach of the provisions of Sections 5.5, 5.6 or 5.7 will cause irreparable injury to the Parent, the Company and/or their respective subsidiaries, if any, for which an adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the Parent (in the case of Section 5.5) and the Parent, the Company and/or such subsidiaries, if any (in the cases of Sections 5.6 and 5.7) shall be entitled, in addition to the exercise of other remedies under this Agreement and applicable law (but in all events subject to Section 10.9), to obtain injunctive relief, without necessity of posting a bond, restraining the Company and/or the Selling Stockholders, as the case may be, from committing such breach or threatened breach. Subject to Section 10.9, the right provided under this
Section 5.8 shall be in addition to, and not in lieu of, any other rights and remedies available (and permitted hereunder) to the Parent, the Company or such subsidiaries.

            5.9 REASONABLE RESTRICTIONS. Each Selling Stockholder (a) has carefully read and understands all of the provisions of this Agreement and has had the opportunity for this Agreement to be reviewed by counsel, (b) acknowledges that the duration, geographical scope and subject matter of Sections 5.6 and 5.7 are reasonable and necessary to protect the goodwill, customer relationships, legitimate business interests, trade secrets and confidential information of the Business, (c) acknowledges that the Parent would not be willing to enter into the Transaction Documents or consummate the Transactions without the benefits contained in this Agreement, (d) will be able to earn a satisfactory livelihood without violating this Agreement and (e) understands that this Agreement is assignable by the Company and the Parent and shall inure to the benefit of their respective successors and permitted assigns.

            5.10 COMPANY INTELLECTUAL PROPERTY. If any Selling Stockholder owns or shall at any time hereafter and prior to the Closing acquire any rights in any Company Intellectual Property, such Selling Stockholder shall, and hereby does, transfer all of its rights, title and interest in such Company Intellectual Property to the Company for no additional consideration. Each Selling Stockholder shall execute and deliver such additional documents and instruments and take such other actions as the Parent shall reasonably request to give effect to the provisions of this Section 5.10. Each of the Selling Stockholders hereby irrevocably designates and appoints the Parent and its agents as its attorneys-in-fact to act for and on such Selling Stockholders' behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by such Selling Stockholder.

            5.11 GENERAL RELEASE. Effective as of the Closing, each Selling Stockholder voluntarily, knowingly and irrevocably releases and forever discharges the Company, Holdings, the Parent and their respective officers, directors, employees and Affiliates from any and all actions, agreements, amounts, claims, damages, expenses, liabilities and obligations of every kind, nature or description, known or unknown, arising or existing prior to the Closing against the Company, Holdings, or the Parent except for any rights of such Selling Stockholder under this Agreement and any other agreements contemplated by this Agreement to be executed at or prior to Closing, including employment agreements.

            5.12  SALE BONUS PLAN; KEY EMPLOYEE NONCOMPETITION AGREEMENTS.

                  (a) Immediately prior to the Closing, the Company shall transfer and assign to the Sellers Continuing Entity all of its interest in, and the Selling Stockholders shall cause the Sellers Continuing Entity to assume all obligations of the Company under, the Sale Bonus Plan. The Selling Stockholders shall cause the Sellers Continuing Entity thereafter to make the maximum awards authorized and all required payments under the Sale Bonus Plan.

                  (b) On or prior to the Closing, the Company shall execute, and shall use commercially reasonable efforts to cause each of its employees named in Schedule 5.12(b) to execute, the Intellectual Property, Confidentiality and Noncompetition Agreement attached hereto as Exhibit 5.12(b) (the "Noncompetition Agreements").

            5.13 NOTICE OF CERTAIN EVENTS. Each party hereto shall as promptly as reasonably practicable notify the other parties hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware after the date hereof and prior to the Closing that would constitute a violation or breach of this Agreement (or a breach of any representation or warranty contained herein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Article 8, and (b) any event, condition, fact,

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circumstance, occurrence, transaction or other item of which such party becomes aware which would have been required to have been disclosed pursuant to the terms of this Agreement had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof; provided, however, that except for actions expressly permitted or not otherwise prohibited under Section 5.1(b), and except for new hires of indirect personnel, no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto), the conditions to the obligations of the parties under this Agreement or the rights of any Indemnified Party pursuant to Article 10.

            5.14  EMPLOYEES AND BENEFIT PLANS.

                  (a) The Selling Stockholders will cause the Company to terminate all existing employment agreements and agreements with Affiliates of the Company immediately prior to the Closing.

                  (b) Until and including the Closing Date, the Company shall maintain any Code Section 401(k) arrangement (the "Company 401(k) Plan") or any other "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, unless the Parent provides written notice to the Company at least five
(5) Business Days prior to the Closing Date that the Company 401(k) Plan (or other employee pension benefit plan) shall be terminated. If the Parent provides such written notice to the Company, the Company shall provide Parent with evidence that such Company 401(k) Plan (or other retirement plan) has been terminated pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to reasonable review and approval of the Parent. The Company shall also take such other actions in furtherance of terminating the Company 401(k) Plan(s) as the Parent may reasonably require.

            5.15  REGISTRATION RIGHTS.

                  (a)   The Parent shall use commercially reasonable efforts to
(i) file with the SEC, as soon as practicable, but in any event no earlier than August 13, 2007 and no later than 180 days after the Closing Date, a registration statement (the "Registration Statement") under the Securities Act on an appropriate form covering the shares of Parent Common Stock included in the Equity Consideration (the "Registrable Securities"); (ii) cause such Registration Statement to be declared effective by the SEC, as soon as reasonably practicable after such filing and (iii) cause such Registration Statement to remain effective until the earlier of (x) the date on which all Parent Common Stock registered pursuant to such Registration Statement have been sold pursuant to such Registration Statement and (y) the first anniversary of the date that the SEC declares such Registration Statement effective. The Registration Statement shall contain an intended method or methods of distribution acceptable to the Parent. Each Selling Shareholder agrees and understands that, upon and during the effectiveness of the Registration Statement, he or she or it shall be entitled to transfer or sell each month no more than five percent (5%) of the Parent Common Stock included in the Equity Consideration held by such Selling Stockholder under such Registration Statement.

                  (b) Each Selling Stockholder agrees to indemnify and hold harmless the Parent, its directors and officers from and against all Claims arising out of based upon any untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact required to be stated in a Registration Statement or any prospectus, amendment or supplement included therein or necessary to make the statements in a Registration Statement or such prospectus, preliminary prospectus, amendment or supplement, in light of the circumstances under which they were made, not misleading, in each case if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Parent through a written instrument provided by such Selling Stockholder stating that it is for used in the preparation of such Registration Statement, prospectus, preliminary prospectus, amendment or supplement, or a document incorporated by reference in any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Parent or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling persons and shall survive the transfer of such securities by such seller.

                  (c) Following the effectiveness of a registration statement and filings with any state securities commissions, the Selling Stockholders agree that they will not effect any sales of Registrable Securities pursuant to a registration statement or any such filings at any time after they have received notice from the Parent to suspend sales (i) as a result of the occurrence or existence of pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Parent in the registration statement or (ii) as a result of any requirement under the Securities Act that such registration statement or filing be corrected or updated, but only until such time as required for the Parent, using reasonable diligence, to have corrected or updated such registration statement or filing. The Selling Stockholders may recommence effecting sales of the Registrable Shares pursuant to the registration statement or such filings following further written notice to such effect from the Parent.

                  (d) The Selling Stockholders agree that, upon receipt of any notice from the Parent of the happening of any event of the kind described in
Section 5.15(c), such Selling Stockholders shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such persons receive copies of the supplemented or amended prospectus (if applicable) and, if so directed by the Parent, such persons shall deliver to the Parent all copies, other than permanent file copies then in their possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Parent shall give any such notice, the Parent shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when sellers of such Registrable Securities under such registration statement shall have received the copies of the supplemented or amended prospectus.

            5.16 APPROVALS. Holdings' board of directors will act on this Agreement and the plan of merger it contains and adopt resolutions recommending to its shareholders approval of the plan of merger contained in this Agreement and any other matters required to be approved or adopted in order to effect the Reverse Merger and other Transactions. The Selling Stockholders hereby agree to take, in accordance with applicable law and Holdings' organizational documents, all reasonable action necessary to approve this Agreement and the plan of merger contained in this Agreement.

            5.17 HOLDINGS JOINDER AGREEMENT. Upon the formation of Holdings in connection with the Pre-Closing Transactions, each of the Selling Stockholders shall take all actions necessary to cause Holdings to become a signatory to this Agreement, agreeing to be bound by all the terms of this Agreement (which event shall not be deemed to be an amendment of this Agreement) pursuant to an instrument of accession or other joinder agreement in substantially the form attached hereto as Exhibit 5.17 (the "Holdings Joinder Agreement").

            5.18 CHANGE OF NAME AGREEMENTS. The Company shall, and Holdings and the Selling Stockholders shall cause the Company to, within 15 days after the completion of the Pre-Closing Reorganization, file with or submit to the applicable Governmental or Regulatory Authorities all change of name agreements that are required with respect to the Government Contracts.

            5.19 KEY SOLUTIONS DISPOSITION. Doyle McClendon shall sell, divest or otherwise dispose of his entire interest in Key Solutions, Inc. to an unaffiliated third party on or before the date that is 60 days after the date of this Agreement.


                                    ARTICLE 6

                             COVENANTS OF THE PARENT

            6.1 REPRESENTATIONS AND WARRANTIES. Until the Closing Date, the Parent will not take any action that would cause any of the representations and warranties made by the Parent in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

            6.2 EFFORTS. The Parent will use all reasonable efforts to cause the conditions specified in Section 8.2 to be satisfied as soon as practicable. The Parent will use all reasonable efforts to obtain as soon as practicable after the date of this Agreement, to the Parent's reasonable satisfaction and in accordance with Section 5.2(b), assurances from the Company's primary customers listed on Schedule 8.1(g) that such customers do not intend to terminate or materially reduce, restrict or limit their relationship with the Company after the Closing or as a result of the Transactions.

            6.3 CONFIDENTIALITY AND NON-SOLICITATION. Pending the Closing, all proprietary information obtained by Parent from or on behalf of the Company will be kept confidential and will not be disclosed by Parent other than to its Affiliates, partners, directors, officers, employees, advisors and financing sources; provided that the foregoing restriction shall not apply to information which (a) is lawfully and independently obtained by Parent from a third party who is entitled to disclose such information, without restriction as to disclosure by Parent, (b) was known by Parent prior to its disclosure by or on behalf of the Company without violation of any confidentiality agreements, (c) is in the public domain or enters into the public domain through no fault of Parent, (d) is independently developed by Parent without reference to information provided by the Company or (e) Parent is required by law or legal process to disclose (but only after Parent has provided the Company with reasonable notice and opportunity to take action against any legally required disclosure). If this Agreement is terminated, the foregoing restriction shall expire on the date which is two (2) years after such termination, and, if requested in writing by the Company, Parent will cause to be delivered to the Company all materials obtained by Parent from or on behalf of the Company, whether obtained before or after the date of this Agreement. Further, in the event of termination of this Agreement (except for termination by the Parent as a result of an intentional breach by the Company, Holdings or any Selling Stockholder of any term or provision of this Agreement) and for two (2) years thereafter, Parent shall not, directly or indirectly, on its own behalf or on behalf of any other Person, hire, engage the services of or solicit for employment any person who is at the time an employee or contractor of the Company or induce or attempt to induce any such person to terminate his or her employment or association with the Company. The forgoing restrictions on hiring and solicitation shall not restrict Parent from publishing general "help wanted" advertisements in any medium.

            6.4 COMPLIANCE WITH RULE 144. The Parent shall file with the Securities and Exchange Commission such information as is required under the Exchange Act of 1934, as amended, for so long as the Selling Stockholders hold shares of Parent Common Stock issued pursuant to this Agreement; provided, further, the Parent shall use its reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act of 1933, as amended (or any comparable successor rules) ("Rule 144"). The Parent shall further use its reasonable efforts to facilitate and expedite transfers of Parent Common Stock issued pursuant to this Agreement under Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of shares of Parent Common Stock and shall cooperate with the Selling Stockholders to obtain any legal opinions required in connection with such transfer sales.

            6.5   APPROVALS

                  (a) Acquisition Sub's board of directors will act on this Agreement and the plan of merger it contains and adopt resolutions recommending to its stockholder approval of the plan of merger contained in this Agreement and any other matters required to be approved or adopted in order to effect the Reverse Merger and other Transactions. The Parent hereby agrees to take, in accordance with applicable law and Acquisition Sub's organizational documents, all reasonable action necessary to approve this Agreement and the plan of merger contained in this Agreement.

                  (b) Merger Sub's board of directors will act on this Agreement and the plan of merger it contains and adopt resolutions recommending to its stockholder approval of the plan of merger contained in this Agreement and any other matters required to be approved or adopted in order to effect the Subsequent Merger and other Transactions. The Parent hereby agrees to take, in accordance with applicable law and Merger Sub's organizational documents, all reasonable action necessary to approve this Agreement and the plan of merger contained in this Agreement.

            6.6 ACQUISITION SUB JOINDER. Upon the formation of Acquisition Sub, the Parent shall take all actions necessary to cause Acquisition Sub to become a signatory to this Agreement, agreeing to be bound by all the terms of this Agreement (which event shall not be deemed to be an amendment of this Agreement) pursuant to an instrument of accession or other joinder agreement in substantially the form attached hereto as Exhibit 6.6 (the "Acquisition Sub Joinder Agreement").

            6.7 SUBSEQUENT MERGER. Immediately after the Effective Time, Parent shall cause the Reverse Merger Surviving Corporation to merge with and into Merger Sub as set forth in Section 1.11.


                                    ARTICLE 7

                                  TAX COVENANTS

            7.1 CONSISTENT TAX REPORTING. The Selling Stockholders, the Company and the Parent (a) intend that for federal and, as permitted by law, all applicable state and local tax purposes, the (i) Pre-Closing Reorganization shall be treated as a reorganization pursuant to Section 368(a)(1)(F) of the Code and (ii) the Reverse Merger and the Subsequent Merger, taken together, shall be treated as a reorganization under Section 368(a)(2)(D) of the Code, (b) shall in all respects treat and report the Transactions in a manner consistent with such treatment and (c) shall not take any actions or positions inconsistent with the obligations of the parties set forth in this Section 7.1.

            7.2 TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Selling Stockholders shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Company and Holdings for taxable periods ending on or before the close of business on the Closing Date ("Pre-Closing Taxable Periods") which have not been filed prior to the Closing Date. The Selling Stockholders shall permit the Parent to review and comment on each such Tax Return described in the prior sentence at least ten (10) days prior to filing (or, if such Tax Return is due within ten (10) days of the Closing Date, such lesser amount of time as is practicable) and shall make such revisions to such Tax Returns as are reasonably requested by the Parent (it being understood that any such request by Parent will only be considered reasonable if, among other things, the revision relates to (i) a reporting position of the Company that is inconsistent with its past custom or practice, and (ii) the reporting position would result in a material increase in the post-Closing Tax liability of Merger Sub or any of its affiliates as it relates to the former activities of the Company and Holdings. The Selling Stockholders shall be responsible for all Taxes of the Company and Holdings for all Pre-Closing Taxable Periods, except
(i) any Transaction Taxes (which shall be borne in the manner described in Section 7.9 hereof), (ii) any Taxes arising from Holdings' or the Company's conversion from the cash method to the accrual method in connection with Transactions, or (iii) to the extent reflected in Closing Working Capital as finally determined pursuant to Section 1.8.

            7.3 TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Parent shall cause to be prepared and timely filed all Tax Returns of the Company and Holdings for taxable periods beginning before or on the Closing Date and ending after the Closing Date. Parent shall permit the Selling Stockholders to review and comment on each such Tax Return described in the prior sentence at least ten (10) days prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Selling Stockholders. All Tax Returns to be prepared for the Company and Holdings pursuant to this Section 7.3 shall be prepared in a manner consistent with the past practice of the Company, except as otherwise required by Legal Requirements. The Selling Stockholders shall be responsible for all Taxes of the Company and Holdings which relate to the portions of any taxable periods ending at the close of business on the Closing Date to the extent such Taxes have not already been paid by the Selling Stockholders (including payments made by the Company, Holdings, or the Selling Stockholders prior to the Closing), except (i) any Transactions Taxes (which shall be borne in the manner described in Section 7.9 hereof), (ii) any Taxes arising from Holdings' or the Company's conversion from the cash method to the accrual method in connection with Transactions (which shall be borne by the Parent), or (iii) to the extent reflected in Closing Working Capital as finally determined pursuant to Section 1.8. The Selling Stockholders shall pay to (or as directed by) Parent any such amounts by no later than five (5) Business Days after such Taxes have been paid.

            7.4 TAX ALLOCATION. For purposes of Section 7.3, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending at the close of business on the Closing Date shall (a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and
(b) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended at the close of business on the Closing Date (but calculated by excluding any income or gain arising from the conversion from cash to accrual in connection with the Transactions), any credits relating to a taxable period that begins before and ends after the Closing Date shall be allocated on a basis consistent with the allocations made pursuant to the preceding sentence. All determinations necessary to give effect to the foregoing allocations shall be made in a reasonable manner that endeavors to be consistent with the prior practice of the Company to the extent such practice complies with applicable Legal Requirements. For all purposes of this Agreement, the parties agree that any deductions related to the payment or accrual of the Sale Bonus Amount shall be for the benefit of the Selling Shareholders (either as a deduction of the Company available for purposes of computing the income of the Selling Shareholders for the Pre-Closing Period or as a deduction available to the Selling Shareholders during the period beginning after the Closing Date. The parties also agree for purposes of this Agreement (x) any Transactions Taxes shall be borne in the manner described in Section 7.9 hereof, and (y) the Parent shall be responsible for (i) any Taxes arising from Holdings' or the Company's conversion from the cash method to the accrual method in connection with Transactions, and (ii) Taxes reflected in Closing Working Capital as finally determined pursuant to
Section 1.8.

            7.5   COOPERATION ON TAX MATTERS.

                  (a) The Parent, the Company and the Selling Stockholders shall cooperate fully, to the extent reasonably requested, in connection with the filing of Tax Returns pursuant to Sections 7.2 and 7.3 or otherwise, and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Return filing, audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (b) Merger Sub, Acquisition Sub and the Parent, on the one hand, and the Company, on the other hand, agree (i) to retain all books and records with respect to Taxes pertaining to Holdings, the Company or the Transactions until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, (ii) to provide to the Selling Stockholders, upon request, all books and records with respect to Tax matters pertinent to Holdings, the Company or the Selling Stockholders relating to any taxable period beginning before or on the Closing Date or relating to the Transactions, in each case until the expiration of the statute of limitations (including any extensions thereof) of the respective taxable periods, and to abide by all record-retention agreements entered into with any Tax authority, and (iii) to give the Selling Stockholders reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Selling Stockholders so request, Parent, Acquisition Sub, Merger Sub and the Company shall allow the Selling Stockholders to take possession of such books and records. Parent, Acquisition Sub, Merger Sub and the Company shall cooperate with the Selling Stockholders in the conduct of any audit or other proceeding related to Taxes involving the Company or Holdings for any Tax period (or portion thereof) ending on or before the close of business on the Closing Date or involving the Transactions.

                  (c) Each party to this Agreement, at the reasonable request of the other party, will cooperate to obtain any certificate or other document from any Governmental or Regulatory Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed upon the Company (including with respect to the Transactions contemplated hereby).

            7.6 CONTROL OF AUDITS. In the case of any audit, claim for refund, or administrative or judicial proceeding involving any asserted Tax liability or refund with respect to the Company or Holdings (each, a "Contest") after the Closing Date that relates to any Tax period (or portion thereof) beginning on or before the Closing Date, the Selling Stockholders shall at their sole election control the conduct of such Contest, but Parent shall have the right to participate in such Contest at its own expense, and the Selling Stockholders shall not settle, compromise and/or concede any portion of such Contest if, in each case, the outcome of the Contest could have a material affect on the Tax liability of the Company or any of its affiliates for any taxable year (or portion thereof) after the Closing Date without the written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed; provided that, if the Selling Stockholders fail to assume control of the conduct of any such Contest within 30 days following the receipt by the Selling Stockholders of notice of such Contest, the Company shall have the right to assume control of such Contest but in no event shall be able to settle, compromise and/or concede any portion of such Contest without the written consent of the Selling Stockholders, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, in any Contest relating to any Tax period beginning before or on the Closing Date and ending after the Closing Date if, after taking into account the indemnity provisions of this Agreement, both the

Selling Stockholders and Parent (or any of its affiliates) would be responsible for Taxes that are the subject of such Contest, then Parent and the Selling Stockholders shall have joint responsibility to represent the Company or Holdings in connection with such Contest. In the event that there is a disagreement between Parent and the Selling Stockholders with respect to the actions to be taken in connection with such Contest (including, without limitation, the procedures, handling, control or preferred forum for litigation), the determination of the party that is liable for more than fifty percent (50%) of the Tax at issue in such Contest shall be controlling. Notwithstanding the foregoing, in no event shall either party settle, compromise and/or concede any portion of such Contest if such Contest would result in liability for such other party (by virtue of the indemnity provisions of this Agreement or otherwise) without the written consent of such other party, which shall not be unreasonably withheld, conditioned or delayed.

            7.7 AMENDED RETURNS. The Parent, Acquisition Sub, the Merger Sub and after the Closing, the Company, shall not file or cause to be filed any Tax Return that relates to the Transactions or to any Tax period or portion thereof that ends on or before the Closing Date without the consent of the Selling Stockholders.

            7.8 REFUNDS AND TAX BENEFITS. Any Tax refunds relating to the former activities of the Company that are received by the Parent, Acquisition Sub, Merger Sub, their Affiliates or the Company and any amounts credited against Tax to which any of the foregoing become entitled that relate to any Tax period or portion thereof ending on or before the Closing Date shall be for the account of the Selling Stockholders, and the Parent shall pay over to the Selling Stockholders any such refund or the amount of any such credit within thirty (30) days after receipt or recognition thereof. For purposes of this Agreement, the term "refund" shall mean the receipt of cash, an actual reduction in Tax paid or the use of an overpayment as a credit or other Tax offset by Parent, Acquisition Sub, Merger Sub, their Affiliates or the Company.

            7.9 CERTAIN TAXES. All transfer, documentary, sales, use, real property gains, stamp, registration, and other such similar Taxes and fees incurred in connection with this Agreement ("Transaction Taxes") shall be shared equally between the Parent on the one hand, and the Selling Stockholders on the other hand, with 50% being paid by the Parent and fifty percent (50%) being paid by the Selling Stockholders when due, and the Company will, at the expense of the Parent and the Selling Stockholders (shared equally on a 50/50 basis), file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, real property gains, stamp, registration, and other Taxes and fees, and, if required by applicable Legal Requirements, the Parent and the Selling Stockholders will join in the execution of any such Tax Returns and other documentation.

            7.10 TAX TREATMENT. The parties intend that Pre-Closing Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code and that the Reverse Merger and the Subsequent Merger, taken together, will qualify as a reorganization within the meaning of Section 368(a)(2)(D) of the Code, and each shall use its reasonable best efforts to cause the Initial Reorganization and the Reverse Merger and the Subsequent Merger to so qualify. None of Holdings, the Company, any Selling Stockholder, the Parent, Acquisition Sub or Merger Sub shall knowingly take any action, cause any action to be taken, fail to take any commercially reasonable action or cause any commercially reasonable action to fail to be taken, which action or failure to act would reasonably be expected to prevent (i) the Pre-Closing Reorganization from qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Code; or (ii) the Reverse Merger and the Subsequent Merger, taken together, from qualifying as a reorganization within the meaning of
Section 368(a)(2)(D) of the Code. In connection with the Merger, the Parent and Merger Sub confirm and agree, as appropriate, as follows: (i) Acquisition Sub has not held or beneficially owned and will not hold or beneficially own any material assets other than in connection with the Merger; (ii) during the period beginning on the Effective Time and ending on the effective time of the Subsequent Merger, Parent will own all of the outstanding shares of stock of Holdings; (iii) neither Parent nor any corporation affiliated with Parent will take any action with respect to Holdings, any interest therein or any assets thereof, other than actions to effect the Subsequent Merger in accordance with the terms of the Agreement; and (iv) no capital stock of Acquisition Sub or Merger Sub will be issued to the Selling Stockholders in connection with the Merger. It is intended that the obligations of this Section 7.10 survive the Closing until sixty (60) days after the expiration of the applicable statute of limitations (including all extensions thereof).


                                    ARTICLE 8

                              CONDITIONS TO CLOSING

            8.1 CONDITIONS TO OBLIGATIONS OF THE PARENT. Unless waived in writing by the Parent, the obligation of the Parent hereunder to consummate the Transactions is subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. (i) The representations and warranties of the Selling Stockholders and/or the Company contained in Sections 2.1, 2.3, 3.1, 3.2, 3.4(a), 3.4(b), 3.5, 3.6, 3.7(c), and
3.10(d) shall be true and correct in all respects as of the Closing Date as if made on and as of that date and (ii) all of the other representations and warranties of the Selling Stockholders and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of that date except that the representations and warranties set forth in Article 2 and each other representation or warranty to the extent qualified by materiality or Company Material Adverse Effect shall be true and correct in all respects on and as of the Closing with the same effect as though made on and as of such date, except for those representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of that date, and for changes expressly contemplated by this Agreement.

                  (b) COVENANTS PERFORMED. The Company and the Selling Stockholders shall have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by them hereunder on or prior to the Closing Date.

                  (c) COMPLIANCE CERTIFICATE. The Parent shall have received a certificate of the Selling Stockholders and the Company certifying as to the matters set forth in Sections 8.1(a) and (b).

                  (d) REQUIRED CONSENTS RECEIVED. The Company and the Selling Stockholders shall have obtained and delivered to the Parent copies of all Required Consents listed on or required to be listed on Schedule 2.2 and
Schedule 3.4(c) (other than the change of name agreements required with respect to the Government Contracts which shall have been filed or submitted pursuant to
Section 5.18), and no such Required Consents shall have been withdrawn, suspended or conditioned.

                  (e) NO INJUNCTION OR LEGAL PROCEEDING. Consummation of the Transactions shall not violate any order, decree or judgment of any court or Governmental or Regulatory Authority having competent jurisdiction. No Legal Proceedings shall have been instituted or threatened or claim or demand made against the Selling Stockholders, the Company or the Parent, seeking to restrain or prohibit, or to obtain substantial damages with respect to, consummation of the Transactions.

                  (f) EMPLOYMENT ARRANGEMENTS. Each of the employment agreements with Patty Hardt, Anthony Perrillo and Karen Metzler substantially in the forms attached hereto as Exhibit 8.1(f) (the "Employment Agreements"), which shall have been entered into on or prior to the Closing Date, shall be in full force and effect and shall have not been amended or otherwise modified by the parties thereto in any respect.

                  (g) CUSTOMER CONTACTS. The Parent shall have obtained to its reasonable satisfaction assurances from the Company's primary customers listed on Schedule 8.1(g) that such customers do not intend to terminate or materially reduce, restrict or limit their relationship with the Company after the Closing or as a result of the Transactions.

                  (h)   CERTIFICATES; DOCUMENTS.

                        (i) The Parent shall have received copies of each of the following for the Company certified to its reasonable satisfaction by an officer of the Company: (i) the Company's articles of incorporation, as amended, and articles of entity conversion, each certified by the Virginia State Corporation Commission as of a recent date; (ii) a certificate of the Virginia State Corporation Commission as of a recent date as to the legal existence and good standing of the Company; (iii) the Company's limited liability company operating agreement, (iv) resolutions adopted by the directors or managers (or other governing body of similar function) of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions; and (v) evidence as of a recent date of the qualification of the Company as a foreign entity in the State of Maryland. The Parent shall also have received such other certificates, documents and materials as it shall reasonably request.

                        (ii) The Parent shall have received copies of each of the following for Holdings certified to its reasonable satisfaction by an officer of Holdings: (i) Holdings' certificate of incorporation, as amended, certified by the Delaware Secretary of State as of a recent date; (ii) a certificate of the Delaware Secretary of State as of a recent date as to the legal existence and good standing of Holdings; (iii) Holdings' bylaws; and (iv) resolutions adopted by the directors and stockholders of Holdings authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions. The Parent shall also have received such other certificates, documents and materials as it shall reasonably request.

                  (i) ESCROW AGREEMENT. The Stockholders' Representative and the Escrow Agent shall have entered into, and delivered to the Parent, the Escrow Agreement.

                  (j) PRE-CLOSING DELIVERIES. The Selling Stockholders and the Company shall have delivered the items, certificates and documents required by
Section 1.7(d).

                  (k)   [INTENTIONALLY OMITTED.]

                  (l) INDEBTEDNESS. The Parent shall have received evidence in form and substance reasonably satisfactory to the Parent, including a payoff letter from SunTrust Bank, that all Indebtedness has been fully paid off and discharged, and all Liens securing such Indebtedness have been terminated and released or the termination and release of such Indebtedness shall be been authorized by the secured party with respect thereto. The Selling Stockholders shall have delivered or caused to be delivered releases in form and substance reasonably satisfactory to the Parent of all Liens on the Shares, the Holdings Shares and the Company Membership Interests.

                  (m) NO MATERIAL ADVERSE EFFECT. There shall not have been or occurred a Company Material Adverse Effect since the Latest Audited Financial Statement Date.

                  (n) TERMINATION OF EMPLOYMENT AND AFFILIATE AGREEMENTS. The Selling Stockholders and the Company shall have terminated the Contracts and other arrangements set forth on Schedule 3.25, other than the Employment Agreements and the Noncompetition Agreements.

                  (o) NONCOMPETITION AGREEMENTS. Each Company employee set forth on Schedule 5.12(b) shall have executed a Noncompetition Agreement and each such Noncompetition Agreements shall be in full force and effect.

                  (p) NO ADVERSE CHANGE IN TAX LAW. Subsequent to the date of this Agreement, there shall not have been issued or enacted any amendment to the Code, any final or temporary Tax regulation promulgated pursuant to the Code or any final, non-appealable decision of a relevant court, in each case effective on or before the Closing Date, that would directly and consequently result in
(i) the failure of the Pre-Closing Reorganization contemplated hereunder to be treated as a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code, or (ii) the failure of the Reverse Merger and the Subsequent Merger contemplated hereunder, taken together, to be treated as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Code; provided, that if any of the foregoing events shall occur, the Parent and the Selling Stockholders agree to cooperate and consult with each other in good faith to agree on a mutually acceptable alternative Tax structure to effect the acquisition of the Company by the Parent.

                  (q) CERTIFICATE OF NON-FOREIGN STATUS. Each Selling Stockholders shall have delivered to Parent a certificate of non-foreign status in form and substance satisfactory to the Parent.

                  (r) SALE BONUS PLAN. The Selling Stockholders shall have delivered to Parent the Sale Bonus Plan substantially in the form attached hereto as Exhibit 8.1(r).

                  (s) GSA SCHEDULE CONTRACTS. The Company and United States Government shall have executed a contract modification extending the period of performance of each of the GSA Schedule Contracts identified on Schedule 8.1(s) (the "Renewed GSA Schedule Contracts"), each in form and substance reasonably satisfactory to the Parent.

                  (t) PRE-CLOSING TRANSACTIONS. The Pre-Closing Transactions shall have been effected in form and substance reasonably satisfactory to the Parent.

                  (u) OCI MATTERS. Parent shall have determined to its reasonable satisfaction that the consummation of the Transactions will not result in any OCI that would materially affect the business of Parent or any of its Affiliates.

                  (v) EXPORT REGISTRATION. The Company shall have provided evidence reasonably satisfactory to Parent that the Company has submitted an application satisfactory to Parent in all respects for registration with the Directorate of Defense Trade Control.

            8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SELLING STOCKHOLDERS. Unless waived in writing by the Selling Stockholders, the obligation of the Company and the Selling Stockholders hereunder to consummate the Transactions is subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Article 4 shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except for those representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of that date, and for changes expressly contemplated by this Agreement.

                  (b) COVENANTS PERFORMED. The Parent shall have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by it under this Agreement on or prior to the Closing Date.

                  (c) COMPLIANCE CERTIFICATE. The Selling Stockholders shall have received a certificate of the Parent certifying as to the matters set forth in Sections 8.2(a) and (b) above.

                  (d) NO INJUNCTION OR LEGAL PROCEEDING. Consummation of the Transactions shall not violate any order, decree or judgment of any court or Governmental or Regulatory Authority having competent jurisdiction. No Legal Proceedings shall have been instituted or threatened or claim or demand made against the Selling Stockholders, the Company or the Parent, seeking to restrain or prohibit, or to obtain substantial damages with respect to, consummation of the Transactions.

                  (e) NO ADVERSE CHANGE IN TAX LAW. Subsequent to the date of this Agreement, there shall not have been issued or enacted any amendment to the Code , any final or temporary Tax regulation promulgated pursuant to the Code or any final, non-appealable decision of a relevant court, in each case effective on or before the Closing Date, that would directly and consequently result in
(i) the failure of the Pre-Closing Reorganization contemplated hereunder to be treated as a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code, or (ii) the failure of the Reverse Merger and the Subsequent Merger contemplated hereunder, taken together, to be treated as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Code; provided, that if any of the foregoing events shall occur, the Parent and the Selling Stockholders agree to cooperate and consult with each other in good faith to agree on a mutually acceptable alternative Tax structure to effect the acquisition of the Company by the Parent.

                  (f)   CERTIFICATES AND CERTAIN DOCUMENTS.

                        (i) The Selling Stockholders shall have received copies of each of the following for the Parent certified to their reasonable satisfaction by an officer of the Parent: (A) the Parent's certificate of incorporation, as amended, certified by the Delaware Secretary of State as of a recent date; (B) a certificate of the Delaware Secretary of State as of a recent date as to the legal existence and good standing of the Parent; (C) the Parent's bylaws, and (D) resolutions adopted by the directors of the Parent authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions. The Selling Stockholders shall also have received such other certificates, documents and materials as they shall reasonably request.

                        (ii) The Selling Stockholders shall have received copies of each of the following for Acquisition Sub certified to their reasonable satisfaction by an officer of Acquisition Sub: (A) Acquisition Sub's certificate of incorporation, as amended, certified by the Delaware Secretary of State as of a recent date;
            (B) a certificate of the Delaware Secretary of State as of a recent date as to the legal existence and good standing of Acquisition Sub;
            (C) Acquisition Sub's bylaws; and (D) resolutions adopted by the directors and stockholder of Acquisition Sub authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions. The Selling Stockholders hall also have received such other certificates, documents and materials as they shall reasonably request.

                        (iii) The Selling Stockholders shall have received
            copies of each of the following for Merger Sub certified to their reasonable satisfaction by an officer of Merger Sub: (A) Merger Sub's certificate of incorporation, as amended, certified by the Delaware Secretary of State as of a recent date; (B) a certificate of the Delaware Secretary of State as of a recent date as to the legal existence and good standing of Merger Sub; (C) Merger Sub's bylaws; and (D) resolutions adopted by the directors and stockholder of Merger Sub authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions. The Selling Stockholders hall also have received such other certificates, documents and materials as they shall reasonably request.

                  (g) EMPLOYMENT AGREEMENTS. Each of the Employment Agreements, which shall have been entered into on or prior to the Closing Date, shall be in full force and effect and shall have not been amended or otherwise modified by the parties thereto in any respect.

                  (h) ESCROW AGREEMENT. The Parent and the Escrow Agent shall have entered into, and delivered to the Stockholders' Representative, the Escrow Agreement.

                  (i) PRE-CLOSING TRANSACTIONS. The Pre-Closing Transactions shall have been effected in form and substance reasonably satisfactory to the Selling Stockholders.

                  (j) TAX CERTIFICATE. Parent shall have delivered to the Selling Stockholders a tax certificate substantially in the form set forth as
Exhibit 8.2(j).


                                    ARTICLE 9

                                   TERMINATION

            9.1 TERMINATION. This Agreement and the Transactions contemplated hereby may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of the Parent, the Company and the Selling Stockholders;

                  (b) by the Parent, if the Company or the Selling Stockholders shall have breached or failed to perform in any material respect any of their respective obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of the Selling Stockholders and/or the Company set forth in this Agreement shall not be true and correct to the extent set forth in Section 8.1(a), and such breach, failure or misrepresentation is not cured to the Parent's reasonable satisfaction within ten (10) days after the Parent gives the Company or the Selling Stockholders written notice identifying such breach, failure or misrepresentation;

                  (c) by the Selling Stockholders, if the Parent shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of the Parent set forth in this Agreement shall not be true and correct to the extent set forth in Section 8.2(a), and such breach, failure or misrepresentation is not cured to the Selling Stockholders' reasonable satisfaction within ten (10) days after the Selling Stockholders give the Parent written notice identifying such breach, failure or misrepresentation;

                  (d) by the Parent, if any condition set forth in Section 8.1 becomes incapable of satisfaction;

                  (e) by the Selling Stockholders, if any condition set forth in Section 8.2 becomes incapable of satisfaction; or

                  (f) by the Parent or the Selling Stockholders, if the Closing shall not have occurred on or before August 30, 2007, which date shall be automatically extended for up to thirty (30) days if all conditions to Closing are satisfied as of such date, other than those conditions which are normally performed at the Closing and the conditions set forth in Section 8.1(j) and Section 8.2(e), or such other date, if any, as the Parent and the Selling Stockholders may agree in writing; provided that this Agreement may not be terminated under this Section 9.1 by or on behalf of any party on the basis of the breach of any representation or warranty or violation of any covenant or agreement contained herein by the party proposing such termination. For purposes of the foregoing proviso, any breach of this Agreement by the Company or any Selling Stockholder shall be considered a breach of the Agreement by the Company and all of the Selling Stockholders.

            9.2   EFFECT OF TERMINATION.

                  (a) If this Agreement is terminated (i) under Section 9.1(a) or (ii) under Sections 9.1(d), (e) or (f) at a time when no party is in breach of a representation or warranty or in violation of a covenant or agreement contained herein, all further obligations of the Company and the Selling Stockholders to the Parent, and of the Parent to the Company and the Selling Stockholders, will terminate without further liability of any party hereto with respect to such termination.

                  (b)   If this Agreement is terminated under Section 9.1(b),
(c) or (f) at a time when one or more parties is in breach of a representation or warranty or in violation of a covenant or agreement contained in this Agreement, the liabilities and obligations of the parties not in breach or violation of this Agreement shall terminate (provided that nothing in this Section 9.2(b) constitutes a waiver of the breaching party's rights and remedies against the non-breaching party for the obligations of the non-breaching party prior to the date of termination), and the party or parties which are in breach or violation of this Agreement shall remain liable for such breaches and violations, and nothing shall be deemed to restrict the remedies available against such party or parties; provided, however, that the provisions of this
Section 9.2 and Section 6.3 and Article 11, and the applicable definitions set forth herein shall remain in full force and effect and survive any termination of this Agreement; provided further, however, that if any Selling Stockholder would otherwise have any liability as a result of the immediately preceding sentence, the Company hereby assumes and agrees to satisfy in full such liability on behalf of such Selling Stockholder. Notwithstanding the foregoing, the assumption of the liability contemplated by the preceding sentence shall not relieve such Selling Stockholder of any liability in the event that the Company does not satisfy such liability in full and the Parent shall be permitted to seek recovery from such Selling Stockholder in such event.

                  (c) If this Agreement is terminated under Section 9.1(b) as a result of the Company's or any Selling Stockholder's breach of or failure to perform its obligations pursuant to Section 5.5, the Company shall pay to the

Parent as liquidated damages resulting therefrom an amount equal to six million four hundred thousand dollars ($6,400,000) (the "Termination Fee"). The Company shall make such payment to the Parent by wire transfer of immediately available funds no later than two (2) Business Days following the date on which this Agreement is terminated pursuant to Section 9.1(b) in accordance with the preceding sentence to an account to be designated by the Parent. In the event that the Company shall fail to pay the Termination Fee when due, the Termination Fee shall accrue interest for the period commencing on the date the Termination Fee became past due at a rate equal to the rate of interest publicly announced by Bank of America from time to time during such period, as such bank's prime rate plus two percent (2%). In addition, if the Company shall fail to pay the Termination Fee when due, the Company shall also pay all of the Parent's costs and expenses (including attorneys' fees) in connection with efforts to collect the Termination Fee. The parties acknowledge that the Termination Fee is an integral part of this Agreement and that without the Termination Fee the parties would not enter into this Agreement. The parties further acknowledge that the Termination Fee is reasonable in light of the actual damages that would be incurred by the Parent in connection with a termination of this Agreement under
Section 9.1(b) as a result of the Company's or any Selling Shareholder's breach of or failure to perform its obligations pursuant to Section 5.5 and that such actual damages would be difficult to determine with exactness. The Termination Fee shall not be deemed to be the exclusive remedy available to the Parent with respect to the termination of this Agreement under Section 9.1(b) as a result of the Company's or any Selling Stockholders breach of or failure to perform its obligations pursuant to Section 5.5 hereof. Accordingly, the receipt of the Termination Fee by the Parent shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that the Parent may be entitled to exercise hereunder.


                                   ARTICLE 10

                            SURVIVAL; INDEMNIFICATION

            10.1 SURVIVAL. The representations, warranties, covenants and agreements contained herein shall survive the Closing and any investigation or finding made by or on behalf of the Parent, the Selling Stockholders or the Company to the extent provided in this Section 10.1. No action for a breach of the representations and warranties contained herein shall be brought more than eighteen (18) months following the Closing Date, except for (a) claims arising out of the representations and warranties contained in Sections 2.1, 2.3 (but only to the extent such representations and warranties pertain to this Agreement), 3.1, 3.2, 3.4(a), 3.4(b), 3.5 (but only to the extent such representations and warranties pertain to this Agreement), 3.6, 3.10(d), and
Section 4.2, which shall survive indefinitely after the Closing, (b) claims arising out of the representations and warranties contained in the last sentence of Section 3.4(c), Sections 3.19, 3.22, 3.25, 3.27 or 4.5, which shall survive until sixty (60) days after the expiration of the statute of limitations period (including all extensions thereof) applicable to the underlying subject matter being represented, and (c) claims of which the Selling Stockholders have been notified with reasonable specificity by the Parent in accordance with Sections
10.5 or 10.7, or claims of which the Parent has been notified with reasonable specificity by the Selling Stockholders in accordance with Section 10.5, within such eighteen (18) month period. The representations and warranties contained in

Sections 2.1, 2.3 (but only to the extent such representations and warranties pertain to this Agreement), 3.1, 3.2, 3.4(a), 3.4(b), the last sentence of
Section 3.4(c), Sections 3.5 (but only to the extent such representations and warranties pertain to this Agreement), 3.6, 3.10(d), 3.19, 3.22, 3.25, 3.27, 3.28, 4.2, and 4.5 are sometimes collectively referred to herein as the "Specified Representations."

            10.2 INDEMNIFICATION LIMITS. No Indemnified Party shall be entitled to recover any Losses for breach of the representations and warranties of any party contained herein, unless, and only to the extent that, such Indemnified Party's cumulative aggregate claims therefor exceed three hundred seventy thousand dollars ($370,000) (i.e., the Indemnifier shall not be required to provide indemnity for the first three hundred seventy thousand dollars ($370,000) of Losses, even if total Losses exceed such amount, (the "Basket")). Further, in no event shall the cumulative aggregate liability of the Selling Shareholders collectively, on the one hand, and Parent, on the other hand, under this Agreement and the Transactions exceed twenty percent (20%) of the Closing Merger Consideration (the "Cap"); provided that claims for breach of any of the Specified Representations or actions for fraud or willful misconduct shall not be subject to the Basket or Cap and shall not be included in the determination of whether the Basket or Cap have been reached. For all purposes of this Article 10, when determining Losses resulting from breach of a representation or warranty of any party, any Company Material Adverse Effect or other materiality qualifier contained in any such representation or warranty will be disregarded. In calculating the Losses of any Indemnified Party hereunder, it is the intent of the parties that no recovery shall be made twice for the same Loss by virtue of the operation of any adjustment to the Closing Merger Consideration pursuant to Section 1.8 and this Article 10. For the avoidance of doubt, if, for example, there is any difference between the amounts or information set forth on the Estimated Closing Merger Consideration Certificate and the amounts or information set forth on the Closing Merger Consideration Certificate, and an adjustment is made with respect thereto pursuant to Section 1.8, any Losses incurred by the Parent with respect to the specific facts giving rise to such adjustment shall not be recovered twice by operation of Section 1.8 and this
Article 10. Parent Indemnified Parties shall first seek indemnification from the Escrow Fund (as defined in the Escrow Agreement), and shall not seek indemnification from the Selling Stockholders until the Escrow Fund is exhausted.

            10.3  INDEMNIFICATION BY THE SELLING STOCKHOLDERS.

                  (a) Subject to the other terms of this Article 10, each of Doyle McClendon, Mary McClendon, and George McClendon (collectively, the "Principal Stockholders") agrees jointly and severally, and each of Patty Hardt, The Fairfax Supporting Organization, and The Arlington Supporting Organization (collectively, the "Minority Stockholders") agrees severally and not jointly, to indemnify and hold the Parent and its Affiliates, including without limitation the Company (the "Parent Indemnified Parties") harmless from and against all claims, liabilities, obligations, costs, damages, losses and expenses, whether or not involving a Claim (including reasonable attorneys' fees and costs of investigation) of any nature (collectively, "Losses"), arising out of or relating to (i) any breach or violation of the representations or warranties of any of the Selling Stockholders (other than those set forth in Article 2) or the Company set forth in this Agreement (including the schedules), (ii) any breach or violation of the covenants or agreements of the Company set forth in this Agreement required to be performed prior to or at the Closing, (iii) any breach or violation of covenants or agreements of any of the Selling Stockholders set forth in this Agreement, (iv) the failure of any portion of the Indebtedness or the Transaction Expenses to be paid at or prior to Closing (other than such Indebtedness, Indemnification Expense Cash Amount and Transaction Expenses for which the Parent is to make payment pursuant to Section 1.7(b)(ii)), (v) any Lien on any property or asset of the Company after the Closing as a result of matters existing or relating to any period prior to the Closing, other than Permitted Liens, (vi) litigation, suit, proceeding, arbitration or investigation initiated by a third party with respect to the affairs of the Company prior to the Closing, (vii) except to the extent such Taxes are accrued as a liability for purposes of determining Closing Working Capital as finally determined pursuant to Section 1.8 and Taxes for which Parent is responsible pursuant to the extent provided in clause (y) of the last sentence of Section 7.4, any Taxes
(A) for which the Selling Stockholders are responsible pursuant to Section 7.2 and/or Section 7.3, (B) imposed on or incurred by any Selling Stockholder, or
(C) in accordance with Section 7.9, (viii) any failure by the Company or the Sellers Continuing Entity to pay in full and satisfy all of its obligations to employees of the Company (including all payments and obligations to be made or performed at Closing or at anytime after Closing) under the Sale Bonus Plan, or
(ix) any violation of or non-compliance with United States export laws deriving from activities of the Company at any time prior to the date of approval of registration with the Directorate of Defense Trade Control resulting from the filing of the application referred to in Section 8.1(v). The Selling Stockholders shall not have a right of contribution, or any other means of recovery, from the Company for the Selling Stockholders' indemnification obligations hereunder. Notwithstanding anything else to the contrary in this Agreement, the Principal Stockholders shall be jointly and severally liable for any indemnity obligations of the Minority Stockholders under this Section 10.3(a).

                  (b) Each Selling Stockholder shall severally, but not jointly, indemnify and hold the Parent Indemnified Parties harmless from and against all Losses arising out of or relating to any breach or violation of the representations or warranties of such Selling Stockholder (and no other Selling Stockholder) in Article 2 of this Agreement (including the schedules thereto).

                  (c) Subject to the other limitations set forth herein, to the extent that any Parent Indemnified Party is entitled to indemnification for Losses pursuant to Section 10.3(a), each of the Principal Stockholders shall be jointly and severally liable for the full amount of such Losses. In the event that the indemnification and hold harmless obligations of any of the Principal Stockholders with respect to Losses of the Parent Indemnified Parties pursuant to Section 10.3(a) shall be in excess of such Stockholder's Pro Rata Share thereof, such Principal Stockholder shall be entitled to contribution from each other Selling Stockholder in accordance with and to the extent of each such other Selling Stockholder's Pro Rata Share of such Losses. In order to exercise their respective rights to the foregoing contribution with respect to any specific Losses, each Principal Stockholder, as the case may be, shall make a written demand therefor from each other Selling Stockholder. "Pro Rata Share" for a specified Selling Stockholder shall mean the percentage set forth opposite his or her name as set forth on Schedule 10.3(c).

                  (d) No Parent Indemnified Party may initiate a claim for indemnification under this Agreement without the prior approval of the Parent.

                  (e) In the event that a Parent Indemnified Party seeks payment of an indemnification claim directly from the Selling Stockholders in accordance with this Article 10, any dispute regarding such claim shall be resolved in accordance with the Escrow Agreement.

            10.4 INDEMNIFICATION BY THE PARENT. The Parent shall indemnify and hold the Selling Stockholders harmless from and against all Losses arising out of or relating to any breach or violation of the representations, warranties, covenants or agreements of the Parent set forth in this Agreement. In the event that the Selling Stockholders seek payment of an indemnification claim from the Parent in accordance with this Article 10, any dispute regarding such claim shall be resolved in accordance with this Agreement.

            10.5  PROCEDURES FOR INDEMNIFICATION.

                  (a) A claim for indemnification for any matter not involving a Claim may be asserted in good faith by written notice from a party or parties entitled to indemnification hereunder (the "Indemnified Party") to the party or parties required to provide such indemnification (the "Indemnifier"), provided that, notwithstanding anything else to the contrary in this Agreement, a claim for indemnification brought by a Parent Indemnified Party may be made by notice provided to the Stockholders' Representative. The Indemnified Party shall assert a claim for indemnification by providing a written notice to the Indemnifier stating in reasonable detail the nature and basis of such claim, and such notice shall be provided to the Indemnifier as soon as reasonably practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss; provided, however, that any failure to provide such notice in a timely manner as aforesaid, shall not relieve any Indemnifier from any liability that it may have to the Indemnified Party under this Article 10 except to the extent that the ability of such Indemnifier to defend such claim is materially prejudiced by the Indemnified Party's failure to give such notice in a timely manner, provided that, notwithstanding anything else to the contrary in this Agreement, a claim for indemnification brought by a Parent Indemnified Party may be made by notice provided to the Stockholders' Representative.

                  (b) An Indemnified Party will give the Indemnifier prompt written notice of any Legal Proceeding or demand instituted, or any claim asserted, by any third party (in each case, a "Claim") in respect of which the Indemnified Party is or may be entitled to indemnification hereunder, stating in reasonable detail the nature and basis of such Claim, and such notice shall be provided to the Indemnifier as soon as reasonably practicable after the Indemnified Party becomes aware of the Claim; provided, however, any failure to provide such notice in a timely manner as aforesaid, shall not relieve any Indemnifier from any liability that it may have to the Indemnified Party under this Article 10 except to the extent that the ability of such Indemnifier to defend such claim is materially prejudiced by the Indemnified Party's failure to give such notice in a timely manner.

                  (c) If the Indemnifier provides written notice to the Indemnified Party stating that the Claim is a type for which the Indemnifier is responsible, then within ten (10) days after the Indemnifier's receipt of written notice from the Indemnified Party of such Claim, the Indemnifier shall have the right, at the Indemnifier's expense, to defend against, negotiate, settle or otherwise deal with such Claim and to have the Indemnified Party represented by counsel, reasonably satisfactory to the Indemnified Party, selected by the Indemnifier; provided that the Indemnified Party may participate in any proceeding with counsel of its choice and at its expense; provided, further, that the Parent, at any time when it believes in good faith that any Claim is having or could reasonably be expected to have a Company Material Adverse Effect, may assume the defense and settlement of such Claim in good faith subject to the terms of this Agreement, with counsel of its choice, and be fully indemnified therefor; provided, further, that neither the Indemnifier nor the Indemnified Party may enter into a settlement of any Claim without the written consent of the other party unless such settlement provides the Indemnified Party or the Indemnifier, as applicable, with a full release from such Claim and requires no more than a monetary payment for which the party not executing such settlement is fully indemnified hereunder.

                  (d) The parties will cooperate fully with each other in connection with the defense of any Claim.

                  (e) Notwithstanding anything to the contrary contained herein, in the event of a Contest, the provisions of Section 7.5 shall govern.

            10.6 ESCROW AGREEMENT. If any of the Parent Indemnified Parties seeks to make a claim for indemnification pursuant to this Article 10, then the Parent shall be required to submit such claim, and any disputes with respect to such claim shall be resolved, in accordance with the terms of this Agreement and the Escrow Agreement prior to any such Parent Indemnified Party seeking payment directly from any Selling Stockholder with respect to such claim to the extent there are funds available under the Escrow Agreement; provided, however, that in the case of an indemnification claim by any Parent Indemnified Party relating to either (a) the failure of the Selling Stockholders to pay any portion of the amount due to the Parent after the final determination of the Closing Merger Consideration pursuant to Section 1.8(e), or (b) any failure by the Sellers Continuing Entity to pay in full and satisfy all obligations to employees of the Company (including all payments and obligations to be made or performed at Closing or at anytime after Closing) under the Sale Bonus Plan, the Parent Indemnified Party shall be entitled to first seek payment directly from any Selling Stockholder with respect to such claim prior to submitting such claim in accordance with the terms of the Escrow Agreement. Indemnification claims shall be paid according to the terms of the Escrow Agreement.

            10.7 ADJUSTMENT TO PURCHASE PRICE. All indemnification payments paid pursuant to this Article 10 shall, to the maximum extent permitted by Legal Requirements, be treated as an adjustment to the purchase price for Tax purposes.

            10.8  LIMITATIONS ON REMEDIES

            (a) Except for actions or claims for fraud or willful misconduct and as set forth in Section 9.2(c), indemnification under this Article 10 shall constitute the sole remedy under this Agreement or the Transactions.

            (b) Except for actions or claims for fraud or willful misconduct and as set forth in Section 9.2(c), no party hereto shall be liable to the other for indirect, special, incidental, consequential or punitive damages claimed by such other party resulting from such first party's breach of its obligations, agreements, representations or warranties hereunder; provided that nothing under this Section 10.8 shall preclude any recovery by an Indemnified Party against an Indemnifier for third party Claims.

            10.9 CALCULATION OF AMOUNT, CLAIMS AND LOSSES. The amount of any claims or Losses subject to indemnification under Section 10.3 shall be calculated net of any amounts actually received by Parent or its Affiliates (including the Company after the Closing) under applicable insurance policies (but taking into account any deductible or retention and initial premium increase resulting therefrom) held by the Parent or its Affiliates (including the Company after the Closing), and the Parent agrees to make or cause to be made all reasonable claims for insurance under such policies that may be applicable to the matter giving rise to the indemnification claim hereunder.


                                   ARTICLE 11

                                  MISCELLANEOUS

            11.1 NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by e-mail or fax (with written confirmation of transmission), by United States mail, certified or registered with return receipt requested, or by a nationally recognized overnight courier service, or otherwise actually delivered:

                  (a) if to the Selling Stockholders or, prior to the Closing, the Company or Holdings, to:

                        McClendon Corporation
                        14900 Bogle Drive
                        Suite 300
                        Chantilly, VA 20151
                        Attention:  Patty Hardt
                        Facsimile: (703) 263-0498
                        E-mail:  patty.hardt@mcc-corp.com

                        with a copy (which shall not constitute notice) to:

                        Pillsbury Winthrop Shaw Pittman LLP
                        1650 Tysons Blvd., 14th Floor
                        McLean, VA 22102-4859
                        Attention:  Matthew B. Swartz, Esq.
                        Facsimile: (703)-770-7901
                        E-mail: matt.swartz@pillsburylaw.com

                  (b) if to the Stockholders' Representative (for herself or on behalf of any Selling Stockholder), to:

                        Patty Hardt
                        6109 Oakengate Way
                        Centerville, VA 20120
                        E-mail: tphardt@aol.com
                        with a copy (which shall not constitute notice) to:

                        Pillsbury Winthrop Shaw Pittman LLP
                        1650 Tysons Blvd., 14th Floor
                        McLean, VA 22102-4859
                        Attention:  Matthew B. Swartz, Esq.
                        Facsimile:  (703)-770-7901
                        E-mail:  matt.swartz@pillsburylaw.com

                  (c) if to the Parent, Acquisition Sub or Merger Sub or, after the Closing, the Company or the Subsequent Merger Surviving Corporation, to:

                        L-1 Identity Solutions, Inc.
                        177 Broad St.
                        Stamford, CT 06901
                        Attention: James DePalma
                        Facsimile: (203) 504-1160
                        E-mail:  jdepalma@L1ID.com

                        and

                        L-1 Identity Solutions, Inc.
                        177 Broad St.
                        Stamford, CT 06901
                        Attention: Mark Molina
                        Facsimile: (203) 504-1104
                        E-mail:  mmolina@L1ID.com
                        with a copy (which shall not constitute notice) to:

                        Sheppard Mullin Richter & Hampton LLP
                        1300 I Street, N.W.
                        Washington, D.C.  20005
                        Attention: Lucantonio N. Salvi, Esq.
                        Facsimile: (202) 218-0020
                        E-mail:  lsalvi@sheppardmullin.com

or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or communication shall be deemed given on the date given, if delivered in person, e-mailed or faxed (with written confirmation of transmission), on the date received, if given by registered or certified mail, return receipt requested or given by overnight delivery service, or three (3) days after the date mailed, if otherwise given by first class mail, postage prepaid.

            11.2 SEVERABILITY AND GOVERNING LAW; FORUM. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable Legal Requirements, but if any provision hereof shall be prohibited or invalid under any such Legal Requirement, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable Legal Requirements. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflicts of laws principles. Any proceeding arising out of or relating to this Agreement or any of the Transaction Documents or any of the transactions contemplated hereby or thereby (except as otherwise contemplated by Article 10 and the Escrow Agreement) may be brought in the state or federal courts located in the State of Delaware. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. This provision may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement between the parties to waive any objections to venue or to convenience of forum.

            11.3 AMENDMENTS, WAIVERS. This Agreement may be amended or modified only with the written consent of the Parent, the Company and the Selling Stockholders. No waiver of any term or provision hereof shall be effective unless in writing signed by the party waiving such term or provision. No failure to exercise or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

            11.4 EXPENSES. Except as otherwise expressly provided in this Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, provided, however, that if the Closing occurs, the Selling Stockholders shall be responsible for the Transaction Expenses (including any expenses incurred by the Selling Stockholders after the Closing).

            11.5 SUCCESSORS AND ASSIGNS. This Agreement, and all provisions hereof, shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided that this Agreement may not be assigned by any party without the prior written consent of the other parties hereto except that after the Closing (a) the indemnification and other rights hereunder of a party may be assigned to any bank or other financial institution which is or becomes a lender to the Parent or the Company or any of their respective successors and assigns and (b) this Agreement may be assigned by the Parent to any of its Affiliates; provided that such assignment does not relieve the Parent of its obligations hereunder, or to any Person acquiring substantially all of the assets, business or securities of the Company or the Parent, whether by merger, consolidation, sale of assets or securities or otherwise.

            11.6 ENTIRE AGREEMENT. This Agreement, the attached exhibits and schedules and the other Transaction Documents contain the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

            11.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and with counterpart facsimile and/or portable document format signature pages, each of which shall be an original, but all of which when taken together shall constitute one and the same Agreement.

            11.8 HEADINGS. The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            11.9 FURTHER ASSURANCES. Following the Closing, the Selling Stockholders, on the one hand, and the Parent, on the other hand, will execute and deliver to the other party such documents and take such other actions as such other party may reasonably request in order to fully consummate the Transactions (at the sole cost and expense of such other party).

            11.10 THIRD PARTY BENEFICIARIES. Nothing in the Agreement shall be construed to confer any right, benefit or remedy upon any Person that is not a party hereto or a permitted assignee of a party hereto, except as set forth in
Article 10.

            11.11 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or documents contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other agreements or documents contemplated herein.

            11.12 PUBLICITY. No party shall issue a press release or make any other public announcement concerning the Transactions before or after the Closing without the prior written consent of the Parent and the Stockholders' Representative, which consent shall not be unreasonably withheld, conditioned or delayed, except to the extent required by Legal Requirements or the applicable rules of any stock exchange on which Parent or its Affiliates lists securities; provided that, to the extent any such disclosure is required by any Legal Requirement or the applicable rules of any stock exchange, the party intending to make such release shall, subject to and consistent with such Legal Requirement or applicable rules of any stock exchange, consult with the other party with respect to the text thereof.

            11.13 SCHEDULES AND EXHIBITS. All schedules and exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference in this Agreement for all purposes of this Agreement. All schedules delivered with this Agreement shall be arranged to correspond with the numbered and lettered Sections and Subsections contained in this Agreement, (it being understood that the disclosures in any section of the disclosure schedules shall qualify only the corresponding Sections and Subsections contained in this Agreement, unless it is reasonably apparent from a reading of such section of the disclosure schedule that it also applies to other sections).

            11.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO

INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            11.15 EXCLUSIVE AGENT FOR SELLING STOCKHOLDERS.

                  (a) The Selling Stockholders hereby authorize, direct and appoint Patty Hardt to act as sole and exclusive agent, attorney-in-fact and representative of the Selling Stockholders (such position, the "Stockholders' Representative"), with full power of substitution with respect to all matters under this Agreement and the Escrow Agreement, including, without limitation, determining, giving and receiving notices and processes hereunder, entering into any documents required or permitted and contesting and settling any and all claims for indemnification under Article 10 hereof, resolving any other disputes hereunder, performing the duties expressly assigned to the Stockholders' Representative hereunder and under the Escrow Agreement, making, executing, acknowledging and delivering all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, doing any and all things and taking any and all action that the Stockholders' Representative, in her sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated by this Agreement and all other agreements, documents or instruments referred to herein or executed in connection herewith and to engage and employ agents and representatives and to incur such other expenses as Stockholders' Representative shall reasonably deem necessary or prudent in connection with the foregoing. The Stockholders' Representative shall have the sole and exclusive right on behalf of any Selling Stockholder to take any action or provide any waiver or receive any notice, in each case with respect to any claims for indemnification under
Article 10 and to settle any claim or controversy arising with respect thereto. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Stockholders' Representative, shall be absolutely and irrevocably binding on each Selling Stockholder as if such Selling Stockholder personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Selling Stockholder's individual capacity, and no Selling Stockholder shall have the right to object, dissent, protest or otherwise contest the same. Any action required to be taken by the Selling Stockholders hereunder or any action which Selling Stockholders, at their election, have the right to take hereunder, shall be taken only by the Stockholders' Representative and no Selling Stockholder acting on its own shall be entitled to take any such action. All deliveries and payments to be made by the Parent to any Selling Stockholder hereunder shall be made exclusively to the Stockholders' Representative on behalf of the Selling Stockholders and any delivery or payment so made to the Stockholders' Representative shall constitute full performance of the obligations hereunder of the Parent to the Selling Stockholders.

                  (b) The appointment of the Stockholders' Representative as each Selling Stockholder's attorney-in-fact revokes any power of attorney heretofore granted that authorized any other person or persons to represent such Selling Stockholder with regard to this Agreement. The appointment of the Stockholders' Representative as attorney-in-fact pursuant hereto is coupled with an interest and is irrevocable. The obligations of each Selling Stockholder pursuant to this Agreement (i) will not be terminated by operation of law, death, mental or physical incapacity, liquidation, dissolution, bankruptcy, insolvency or similar event with respect to such Selling Stockholder or any proceeding in connection therewith, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust, or any other event, and (ii) shall survive the delivery of an assignment by any Selling Stockholder of the whole or any fraction of its interest in any payment due to it under this Agreement.

                  (c) Patty Hardt hereby accepts the foregoing appointment and agrees to serve as Stockholders' Representative, subject to the provisions hereof, for the period of time from and after the date hereof without compensation except for the reimbursement solely from the Selling Stockholders of out of pocket expenses incurred by Stockholders' Representative in her capacity as such.

                  (d) Notwithstanding anything to the contrary in this Agreement, with respect to the power and authority granted to Stockholders' Representative, the Stockholders' Representative hereby agrees that she shall have no authority with respect to (i) claims for indemnification for which a Selling Stockholder is solely responsible under Article 2, and (ii) settlement of any claim which is not in accordance with each Selling Stockholder's ratable proportion of the Closing Merger Consideration to which all Selling Stockholders are entitled or settlement of any claim which could cause any Selling Stockholder to be liable for more than such Selling Stockholder's ratable proportion of the Closing Merger Consideration to which all Stockholders are entitled.

                  (e) Each Selling Stockholder hereby waives all potential conflicts of interest arising out of the Stockholders' Representative's activities or authority as Stockholders' Representative and her relationships with the Company (whether before or after the Closing), whether as an employee, consultant, agent, director, officer, stockholder or other representative of the Company.

                  (f) The Parent shall pay to the Stockholders' Representative $30,000 (the "Indemnification Expense Cash Amount") from the Estimated Closing Merger Consideration otherwise payable to the Selling Stockholders. The Stockholders' Representative shall pay such amount to an escrow account of the Selling Stockholders (the "Stockholders' Escrow Account"). The Indemnification Expense Cash Amount shall be held by the Stockholders' Representative in escrow in the Stockholders' Escrow Account as a source of funds for the payment of expenses, including legal and out-of-pocket expenses, incurred in connection with the prosecution, defense, settlement or negotiation of any claim for indemnification hereunder, or any disputes relating thereto, brought by or against the Stockholders' Representative in accordance with Article 10. In the event any funds remain in the Stockholders' Escrow Account at the end of the period ending on the eighteen month anniversary of the Closing Date, the Stockholders' Representative shall disburse such amounts from escrow to the Selling Stockholders ratably in proportion to their respective Closing Merger Consideration, unless there are unresolved claims for indemnification outstanding on such date, in which case appropriate funds shall be held until such claims are resolved or finally determined; and, further, to the extent any funds remain in the Stockholders' Escrow Account they shall be paid to the Selling Stockholders ratably in proportion to their respective Closing Merger

Consideration. In the event that the Stockholders' Escrow Account is insufficient to cover the payment of the Stockholders' Representative's expenses, the Selling Stockholders shall, severally in proportion to their respective shares of the Closing Merger Consideration, pay or reimburse the Stockholders' Representative for such expenses incurred by Stockholders' Representative in such capacity. Furthermore, in the event that the Stockholders' Escrow Account is insufficient to cover the payment of the Stockholders' Representative's expenses, upon request of the Stockholders' Representative, the Selling Stockholders shall advance reasonable out-of-pocket expenses to the Stockholders' Representative severally in proportion to their respective shares of the Closing Merger Consideration. Neither the Selling Stockholders nor the Stockholders' Representative will make a claim against the Parent, the Company or any of their respective affiliates for any fees or expenses incurred by the Stockholders' Representative. The Selling Stockholders shall, severally in proportion to their respective ratable shares of the Closing Merger Consideration, further indemnify the Stockholders' Representative against any losses arising out of actions taken or omitted to be taken in her capacity as the Stockholders' Representative under this Agreement (except in the case of willful misconduct by the Stockholders' Representative), including the reasonable costs and expenses of investigation and defense of claims not otherwise covered by the Indemnification Expense Cash Amount.

                  (g) Notwithstanding anything to the contrary contained in this Agreement, the Stockholders' Representative shall have no liabilities, duties or responsibilities except those expressly set forth herein and therein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any Selling Stockholder shall otherwise exist against the Stockholders' Representative. Patty Hardt shall not, by virtue of acting as Stockholders' Representative or any of her actions taken in such capacity, be deemed to have assumed any liability or become responsible for any obligation of any Selling Stockholder. The Stockholders' Representative will not be liable to any Selling Stockholder with respect to actions taken or omitted to be taken in her capacity as a Stockholders' Representative under this Agreement (except in the case of willful misconduct or fraud by the Stockholders' Representative).

                  (h) The Stockholders' Representative may resign at any time by giving written notice of resignation to the Parent and the Selling Stockholders, with such resignation to be effective upon the selection of her successor. Upon any such resignation or removal, the Selling Stockholders shall select a successor Stockholders' Representative, which successor shall be selected by the approval of a majority in interest (based on the aggregate number of shares of the Company's voting stock held on the Closing Date). Upon the acceptance of any appointment as Stockholders' Representative thereunder by a successor Stockholders' Representative, such successor Stockholders' Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Stockholders' Representative, and the resigning Stockholders' Representative shall be discharged from its duties and obligations as Stockholders' Representative under this Agreement. After any resigning Stockholders' Representative's resignation as Stockholders' Representative, the provisions of this Section 11.15 shall inure to her benefit as to any actions taken or omitted to be taken by it while it was Stockholders' Representative. Any successor Stockholders' Representative shall by means of execution of a counterpart hereof be bound by the terms of this Agreement applicable to the Stockholders' Representative.

                  (i) Parent shall have the right to rely upon all actions taken or omitted to be taken by the Stockholders' Representative pursuant to this Agreement, without any liability to, or obligation to inquire of, any Selling Stockholder, and all of which actions or omissions shall be legally binding upon the Selling Stockholders. The Parent is expressly authorized to rely on the genuineness of the signature of the Stockholders' Representative and, upon receipt of any writing that reasonably appears to have been signed by the Stockholders' Representative, may act upon the same without any further duty of inquiry as to the genuineness of the writing.

            11.16 RIGHTS AND REMEDIES. Subject to Section 10.8, the rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties hereto agree that (a) in the event of any breach or threatened breach by any party of any covenant, obligation, or other provision of this Agreement applicable to such party, the other parties shall be entitled (in addition to any other remedy that may be available and permitted hereunder) to seek (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach, and (b) neither such other parties shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

            11.17 KNOWLEDGE. As used in this Agreement:

                  (a) "to the knowledge of the Company," "the Company has no knowledge" and similar phrases mean that the information to be attributed to the Company is information actually known to Doyle McClendon, Mary McClendon, George McClendon, Patty Hardt, Mary Potter and Anthony Perillo or information that such persons would reasonably be expected to know after reasonable inquiry; and

                  (b) "to the knowledge of the Parent," "the Parent has no knowledge" and similar phrases mean that the information to be attributed to the Parent is information actually known to Robert LaPenta, James DePalma, Vince D'Angelo and Mark Molina or information that such persons would reasonably be expected to know after reasonable inquiry.

            11.18 CONSTRUCTION. The words "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole (including any exhibits and schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, Exhibits to and Schedules delivered with this Agreement unless the context shall otherwise require. The definitions given for terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "$" shall be deemed references to the lawful money of the United States of America. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The phrase "ordinary course of business" shall be deemed to be followed by the phrase "consistent with past practice."

            11.19 WAIVER BY CERTAIN STOCKHOLDERS. Each of The Fairfax Supporting Organization and The Arlington Supporting Organization understands and agrees that it shall receive the Estimated Closing Merger Consideration to be set forth on Schedule 1.7(d)(iii) and shall not receive any shares of Parent Common Stock as a result of the Transactions, and each such Selling Stockholder hereby waives any claim, demand or other right to receive any shares of Parent Common Stock in connection with the Transactions.


                                   ARTICLE 12

                                   DEFINITIONS

            The following terms, as used in this Agreement, have the meanings given to them where indicated below:

--------------------------------------------------------------------------------
                   TERM                       SECTION OR PLACE WHERE DEFINED
--------------------------------------------------------------------------------
Acquisition Sub                             Introduction
--------------------------------------------------------------------------------
Acquisition Sub Joinder Agreement           Section 6.6
--------------------------------------------------------------------------------
Agreement                                   Preamble
--------------------------------------------------------------------------------
Affiliate                                   Section 3.25
--------------------------------------------------------------------------------
Aspen Lake Contract                         Section 5.1(a)(x)
--------------------------------------------------------------------------------
Base Merger Consideration                   Section 1.7(c)
--------------------------------------------------------------------------------
Base Working Capital                        Section 1.7(c)
--------------------------------------------------------------------------------
Basket                                      Section 10.2
--------------------------------------------------------------------------------
Benefit Plans                               Section 3.22(a)
--------------------------------------------------------------------------------
Business                                    Section 3.1(a)
--------------------------------------------------------------------------------
Business Day                                Section 1.7(c)
--------------------------------------------------------------------------------
Cap                                         Section 10.2
--------------------------------------------------------------------------------
Certificate of Merger                       Section 1.3
--------------------------------------------------------------------------------
Claim                                       Section 10.5(b)
--------------------------------------------------------------------------------
Classified Documents                        Section 3.9
--------------------------------------------------------------------------------
Classified Security Manual                  Section 3.9
--------------------------------------------------------------------------------
Classified SOW                              Section 3.9
--------------------------------------------------------------------------------
Closing                                     Section 1.2
--------------------------------------------------------------------------------
Closing Date                                Section 1.2
--------------------------------------------------------------------------------
Closing Merger Consideration                Section 1.7(c)
--------------------------------------------------------------------------------
Closing Merger Consideration Certificate    Section 1.8(a)
--------------------------------------------------------------------------------
Closing Working Capital                     Section 1.7(c)
--------------------------------------------------------------------------------
Code                                        Introduction
--------------------------------------------------------------------------------
Company                                     Preamble, Section 5.7(b)
--------------------------------------------------------------------------------
Company Intellectual Property               Section 3.13(b)
--------------------------------------------------------------------------------
Company Material Adverse Effect             Section 3.8
--------------------------------------------------------------------------------
Company Membership Interests                Introduction
--------------------------------------------------------------------------------
Company 401(k) Plan                         Section 5.14(c)
--------------------------------------------------------------------------------
Contest                                     Section 7.6
--------------------------------------------------------------------------------
Contract                                    Section 1.7(c)
--------------------------------------------------------------------------------
Covered Business                            Section 5.7(b)
--------------------------------------------------------------------------------
DGCL                                        Section 1.3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   TERM                       SECTION OR PLACE WHERE DEFINED
--------------------------------------------------------------------------------
Disputed Items Notice                       Section 1.8(b)
--------------------------------------------------------------------------------
EAC                                         Section 3.10(c)
--------------------------------------------------------------------------------
Effective Time                              Section 1.3
--------------------------------------------------------------------------------
Employment Agreements                       Section 8.1(f)
--------------------------------------------------------------------------------
Environmental Laws                          Section 3.23
--------------------------------------------------------------------------------
Equity Consideration                        Section 1.7(b)(i)
--------------------------------------------------------------------------------
ERISA                                       Section 3.22(a)
--------------------------------------------------------------------------------
ERISA Affiliate                             Section 3.22(a)
--------------------------------------------------------------------------------
Escrow Amount                               Section 1.7(c)
--------------------------------------------------------------------------------
Escrow Agent                                Section 1.7(c)
--------------------------------------------------------------------------------
Escrow Agreement                            Section 1.7(c)
--------------------------------------------------------------------------------
Estimated Closing Merger Consideration      Section 1.7(c)
--------------------------------------------------------------------------------
Estimated Closing Merger Consideration      Section 1.7(d)
Certificate
--------------------------------------------------------------------------------
Exchange Act                                Section 4.8
--------------------------------------------------------------------------------
Financial Statements                        Section 3.7(b)
--------------------------------------------------------------------------------
GAAP                                        Section 1.7(c)
--------------------------------------------------------------------------------
Government Contract                         Section 3.10(a)
--------------------------------------------------------------------------------
Governmental or Regulatory Authority        Section 3.10(b)
--------------------------------------------------------------------------------
GSA                                         Section 3.10(d)
--------------------------------------------------------------------------------
GSA Schedule Contract                       Section 3.10(d)
--------------------------------------------------------------------------------
Holdings                                    Introduction
--------------------------------------------------------------------------------
Holdings Joinder Agreement                  Section 5.17
--------------------------------------------------------------------------------
Holdings Shares                             Introduction
--------------------------------------------------------------------------------
Indebtedness                                Section 1.7(c)
--------------------------------------------------------------------------------
Indemnification Expense Cash Amount         Section 11.15(f)
--------------------------------------------------------------------------------
Indemnified Party                           Section 10.5(a)
--------------------------------------------------------------------------------
Indemnifier                                 Section 10.5(a)
--------------------------------------------------------------------------------
Initial Sale Bonus Amount                   Section 1.7(b)(ii)(C)
--------------------------------------------------------------------------------
Intellectual Property                       Section 3.13(a)
--------------------------------------------------------------------------------
Intellectual Property License               Section 3.13(c)
--------------------------------------------------------------------------------
IT Schedule                                 Section 3.10(d)
--------------------------------------------------------------------------------
Latest Audited Financial Statement Date     Section 3.7(a)
--------------------------------------------------------------------------------
Leased Property                             Section 3.11(b)
--------------------------------------------------------------------------------
Legal Proceeding                            Section 3.20
--------------------------------------------------------------------------------
Legal Requirements                          Section 3.17
--------------------------------------------------------------------------------
Liens                                       Section 1.7(c)
--------------------------------------------------------------------------------
Losses                                      Section 10.3(a)
--------------------------------------------------------------------------------
Material Adverse Effect                     Section 3.8
--------------------------------------------------------------------------------
Material Contracts                          Section 3.9
--------------------------------------------------------------------------------
Merger Sub                                  Preamble
--------------------------------------------------------------------------------
Minority Stockholders                       Section 10.3(a)
--------------------------------------------------------------------------------
MOBIS Schedule                              Section 3.10(d)
--------------------------------------------------------------------------------
NASD                                        Section 2.5(e)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   TERM                       SECTION OR PLACE WHERE DEFINED
--------------------------------------------------------------------------------
Noncompetition Agreements                   Section 5.12(b)
--------------------------------------------------------------------------------
Noncompetition Exceptions                   Section 5.7(b)
--------------------------------------------------------------------------------
Noncompetition Period                       Section 5.7(b)
--------------------------------------------------------------------------------
OCI                                         Section 3.10(o)
--------------------------------------------------------------------------------
Off-the-Shelf Software                      Section 3.13(d)
--------------------------------------------------------------------------------
Parent                                      Preamble
--------------------------------------------------------------------------------
Parent Common Stock                         Section 1.7(c)
--------------------------------------------------------------------------------
Parent Indemnified Parties                  Section 10.3(a)
--------------------------------------------------------------------------------
Parent SEC Reports                          Section 4.8
--------------------------------------------------------------------------------
Permitted Liens                             Section 3.11(a)
--------------------------------------------------------------------------------
Person                                      Section 3.6(a)
--------------------------------------------------------------------------------
Personal Property Leases                    Section 3.12(b)
--------------------------------------------------------------------------------
PES Schedule                                Section 3.10(d)
--------------------------------------------------------------------------------
Pre-Closing Reorganization                  Introduction
--------------------------------------------------------------------------------
Pre-Closing Taxable Periods                 Section 7.2
--------------------------------------------------------------------------------
Pre-Closing Transactions                    Introduction
--------------------------------------------------------------------------------
Principal Stockholders                      Section 10.3(a)
--------------------------------------------------------------------------------
Pro Rata Share                              Section 10.3(c)
--------------------------------------------------------------------------------
Purchase Commitments                        Section 3.30
--------------------------------------------------------------------------------
Post Survival Claim                         Section 1.9
--------------------------------------------------------------------------------
Real Estate Leases                          Section 3.11(b)
--------------------------------------------------------------------------------
Registrable Securities                      Section 5.15(a)
--------------------------------------------------------------------------------
Registration Statement                      Section 5.15(a)
--------------------------------------------------------------------------------
Renewed GSA Schedule Contracts              Section 8.1(s)
--------------------------------------------------------------------------------
Required Consents                           Section 3.4(c)
--------------------------------------------------------------------------------
Reverse Merger                              Introduction
--------------------------------------------------------------------------------
Reverse Merger Surviving Corporation        Introduction
--------------------------------------------------------------------------------
Rule 144                                    Section 6.4
--------------------------------------------------------------------------------
Sale Bonus Plan                             Section 1.7(c)
--------------------------------------------------------------------------------
SEC                                         Section 5.4(a)
--------------------------------------------------------------------------------
Securities Act                              Section 3.25
--------------------------------------------------------------------------------
Sellers Continuing Entity                   Introduction
--------------------------------------------------------------------------------
Selling Stockholder or Selling Stockholders Preamble
--------------------------------------------------------------------------------
Service                                     Section 3.22(b)
--------------------------------------------------------------------------------
Shares                                      Introduction
--------------------------------------------------------------------------------
Software                                    Section 3.13(a)
--------------------------------------------------------------------------------
Specified Representations                   Section 10.1
--------------------------------------------------------------------------------
Stockholders' Escrow Account                Section 11.15(f)
--------------------------------------------------------------------------------
Stockholders' Representative                Section 11.15
--------------------------------------------------------------------------------
Subsequent Certificate of Merger            Section 1.11(a)
--------------------------------------------------------------------------------
Subsequent Merger                           Section 1.11(a)
--------------------------------------------------------------------------------
Subsequent Merger Surviving Corporation     Introduction
--------------------------------------------------------------------------------
Tax or Taxes                                Section 3.19(a)(i)
--------------------------------------------------------------------------------
Tax Returns                                 Section 3.19(a)(ii)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   TERM                       SECTION OR PLACE WHERE DEFINED
--------------------------------------------------------------------------------
Termination Fee                             Section 9.2(c)
--------------------------------------------------------------------------------
Trade Secrets                               Section 3.13(a)
--------------------------------------------------------------------------------
Transaction Documents                       Section 2.1(b)
--------------------------------------------------------------------------------
Transactions                                Introduction
--------------------------------------------------------------------------------
Transaction Expenses                        Section 1.7(c)
--------------------------------------------------------------------------------
Transaction Taxes                           Section 7.9
--------------------------------------------------------------------------------
Treasury Regulations                        Section 1.7(c)
--------------------------------------------------------------------------------
WARN                                        Section 3.21(b)
--------------------------------------------------------------------------------

                  [Remainder of Page Intentionally Left Blank.]

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a sealed instrument as of the date first above written.


                                     PARENT:
                                     -------
                                     L-1 IDENTITY SOLUTIONS, INC.

                                     /s/ Robert V. LaPenta
                                     --------------------------------------
                                     Name:  Robert V. LaPenta
                                     Title: Chairman, President & Chief
                                            Executive Officer

                                     MERGER SUB:
                                     -----------
                                     L-1 IDENTITY SOLUTIONS OPERATING COMPANY

                                     /s/ Robert V. LaPenta
                                     --------------------------------------
                                     Name:  Robert V. LaPenta
                                     Title: Chairman, President & Chief
                                            Executive Officer

                                     COMPANY:
                                     --------
                                     McCLENDON CORPORATION

                                     /s/ Doyle B. McClendon
                                     --------------------------------------
                                     Name: Doyle B. McClendon
                                     Title: Chairman, Chief Executive Officer


                                     STOCKHOLDERS' REPRESENTATIVE
                                     ----------------------------

                                     /s/ Patty Hardt
                                     --------------------------------------
                                     Patty Hardt

                [Signature Page to Agreement and Plan of Merger]

                                     SELLING STOCKHOLDERS:
                                     --------------------



                                     /s/ Doyle McClendon
                                     --------------------------------------
                                     Doyle McClendon



                                     /s/ Mary McClendon
                                     --------------------------------------
                                     Mary McClendon



                                     /s/ George McClendon
                                     --------------------------------------
                                     George McClendon



                                     /s/ Patty Hardt
                                     --------------------------------------
                                     Patty Hardt



                                     The Fairfax Supporting Organization

                                     /s/ Carol Upham
                                     --------------------------------------
                                     Name:  Carol Upham
                                     Title: President, Board of Trustees



                                     The Arlington Supporting Organization

                                     /s/ Susan T. Danks
                                     --------------------------------------
                                     Name:  Susan T. Danks
                                     Title: Trustee

                [Signature Page to Agreement and Plan of Merger]





                                      -ii-